UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to section 240.14a-12

BROOKS AUTOMATION, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2020 Proxy Statement
& Annual Meeting of Stockholders

Brooks

Notice of Annual Meeting of
Stockholders of Brooks Automation, Inc.
Tuesday, January 26, 2021
10:00 a.m. Eastern Standard Time,
Virtual-Only Meeting
RECORD DATE: December 9, 2020
MEETING AGENDA
•	To elect nine director nominees
•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement
•	To approve the Company’s 2020 Equity Incentive Plan.
•	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2021 fiscal year
The stockholders will also act on any other business as may properly come before the meeting.
How to Vote Your Shares
You may submit proxies by completing, signing and dating the proxy card and mailing it in the accompanying pre-addressed envelope.
You may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 25, 2021 for shares held directly and until 11:59 p.m. (Eastern Time) on January 23, 2021 for shares held in a Plan by calling 1-800-690-6903. The proxy card includes instructions on submitting proxies by telephone.

You may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 25, 2021 for shares held directly and until 11:59 p.m. (Eastern Time) on January 23, 2021 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet.

If you hold shares in a brokerage account, you should follow the instructions provided by your broker to vote your shares by mail, telephone or electronically via the Internet.
All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting we urge you to complete a proxy telephonically, electronically or by mail, if you requested a proxy statement be mailed to you as described in the proxy statement.
By Order of the Board of Directors

JASON W. JOSEPH,
Senior Vice President, General Counsel and Secretary
Chelmsford, Massachusetts
December 15, 2020

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on January 26, 2021. On December 15, 2020 we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting of Stockholders and our annual report. The Notice, the attached proxy statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 are available on our website at www.brooks.com. They are also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices. In addition, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

BROOKS AUTOMATION,INC. PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 2021
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Brooks Automation, Inc., a Delaware corporation (“we”, “us”, “Brooks” or the “Company”), for use at the Annual Meeting of Stockholders to be held in a virtual-only format, solely by means of remote communication, on January 26, 2021, at 10:00 a.m., local time, and at any adjournment or postponement thereof (the “Annual Meeting”).
We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.
We expect that this proxy statement and the accompanying proxy materials will first be made available to stockholders on or about December 15, 2020; on the same day, we will begin sending the Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. The virtual Annual Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.
Log-in Instructions. To be admitted to the virtual Annual Meeting, you will need to log-in at www.virtualshareholdermeeting.com/BRKS2021 using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the Annual Meeting. If you encounter any difficulty accessing, or during, the Annual Meeting, please call the support team at the number listed on our website at www.brooks.investorroom.com (2021 Annual Meeting Material).
Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2020 Annual Report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/BRKS2021 during the Annual Meeting.
Shares may be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that are included in the proxy materials.
Submitting Questions at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/BRKS2021, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting.
Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered at www.brooks.investorroom.com (2021 Annual Meeting Material) as soon as practical after the Annual Meeting. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at www.brooks.investorroom.com (2021 Annual Meeting Material).
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as filed with the Securities and Exchange Commission (“SEC”), is included as the Annual Report to Stockholders being made available to our stockholders with this proxy statement. It is also available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices, and, as noted below, it can also be obtained via the Internet. Exhibits will be provided upon written request and payment of an appropriate processing fee.
BROOKS AUTOMATION – 2020 Proxy Statement 1

GENERAL INFORMATION
GENERAL INFORMATION
Record Date, Voting Rights and Outstanding Shares
Only stockholders of record at the close of business on December 9, 2020 will be entitled to receive notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding and entitled to vote 74,209,875 shares of our Common Stock, $.01 par value (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held of record on that date and may vote such shares either at the Annual Meeting or by proxy. Beginning 15 minutes prior to, and during, the Annual Meeting, a complete list of our stockholders of record will be available for viewing by stockholders for any purpose germane to the meeting at www.brooks.investorroom.com (2021 Annual Meeting Material). A list of our registered holders as of the close of business on the record date will be made available to stockholders during the 10 days prior to the Annual Meeting; to access such list of registered holders, email Jason W. Joseph, Senior Vice President, General Counsel and Secretary of the Company, at Jason.Joseph@brooks.com. Stockholders submitting any such request will be asked to include the 16-digit control number found on the proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.
Electronic Distribution
This proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and the proxy card are available at: www.proxyvote.com.
Solicitation
The proxy relating to the Annual Meeting is solicited on behalf of our Board of Directors, and we will bear the cost of such solicitation. Our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees, certain other fiduciaries and institutions their reasonable expenses incurred in forwarding proxy materials to the beneficial owners of the securities held by them and obtaining authority to execute proxies.
Quorum and Required Vote
The holders of a majority of the outstanding shares of Common Stock entitled to vote, present virtually or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present virtually or represented by proxy at the Annual Meeting, but not voted on a particular matter because (i) instructions have not been received from the beneficial owner and (ii) the brokers do not have discretionary voting authority to vote on such matter or the broker chooses not to vote on a matter for which it does have discretionary voting authority. A broker may not vote on “non-routine” matters without receiving specific voting instructions from the beneficial owner.
Broker discretionary voting
If shares are held by a broker, the broker will ask the beneficial owner for instructions to vote the shares. If instructions are provided, the broker must vote the shares as directed. If instructions are not provided, the broker’s ability to vote the shares depends on the proposal. At the Annual Meeting and any and all adjournments or postponements thereof, brokers may submit a vote on the ratification of the appointment of the independent registered accounting firm even if it does not receive instructions from the beneficial owner. For all other proposals, including the election of directors, approval of the Company’s 2020 Equity Incentive Plan, and matters related to executive compensation, the broker may not vote unless the broker receives specific instructions from the beneficial owner. We urge each stockholder to provide instructions to their broker so that their votes may be counted on these important matters.
Proposal No. 1: Election of Directors for a One-Year Term
For the election of directors, you may either vote “for” a director or “withhold” your vote for such director. An affirmative vote of a plurality of votes properly cast, virtually at the Annual Meeting or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2: Advisory Vote on Executive Compensation
For the advisory vote to approve executive compensation, you may either vote “for,” “against” or “abstain.” Although this proposal asks for a non-binding, advisory vote, we will consider an affirmative vote of a majority of the votes cast affirmatively or negatively as approval of Proposal No. 2. We value the opinions expressed by our stockholders in this advisory vote, and our Human Resources and
2 BROOKS AUTOMATION – 2020 Proxy Statement

GENERAL INFORMATION
Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our executive compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
Proposal No. 3: Approval of the 2020 Equity Incentive Plan
For the proposal to approve the Company’s 2020 Equity Incentive Plan, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 3. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal No. 3.
Proposal No. 4: Ratification of the Company’s Independent Registered Public Accounting Firm
For the proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, you may either vote “for,” “against” or “abstain.” An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve Proposal No. 4. Abstentions will have no effect on the results of the vote on Proposal No. 4. We do not expect there will be any broker non-votes on this matter as the approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals, however, if there are any broker non-votes they will not affect the voting outcome.
Voting of Proxies
General
If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare, Inc., you are considered the stockholder of record, or record holder, of those shares. In that case these proxy materials have been sent directly to you and you have the right with these proxy materials to grant your proxy directly to Brooks or to vote virtually at the Annual Meeting or by mail, telephone or via the Internet as described below.
If your shares of Common Stock are held in a brokerage account (street name) or by another person on your behalf, you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card, and you are also invited to attend the Annual Meeting.
Proxies Without Voting Instructions
Proxies that are properly submitted and dated but which do not contain voting instructions will be voted for the election of the nominees as directors described in this proxy statement, for the approval of the non-binding vote on executive compensation, for the approval of the 2020 Equity Incentive Plan and for the ratification of the selection of PwC as the Company’s independent registered accounting firm for the 2021 fiscal year. If any other matters properly come before the Annual Meeting, proxies will be voted by the authorized proxies in accordance with their best judgment.
Voting Shares held through Broker by Proxy
If your shares of Common Stock are held by your broker, your broker will vote your shares for you if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker on a voting instruction card regarding how to instruct your broker to vote your shares. In the absence of such instructions, the broker will be able to vote your shares on matters with respect to which it has discretionary voting power. The broker will have discretionary voting power only with respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the 2021 fiscal year, but not with respect to the election of the nine nominees for director, the advisory vote on executive compensation or the approval of the 2020 Equity Incentive Plan.
Voting of Shares held through Broker at the Annual Meeting
If your shares of Common Stock are held by your broker or other nominee and you wish to vote those shares at the Annual Meeting, you must obtain from the broker or other nominee holding your shares a properly executed legal proxy, identifying you as a stockholder, authorizing you to act on behalf of the broker or other nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.
Other Matters
If you sign and return the enclosed proxy card or vote your shares over the telephone or via the Internet, you grant to the persons named in the proxy the authority to vote in their discretion on any other matters that may properly come before the Annual Meeting, including any adjournment or postponement thereof. Other matters that may be properly brought before the Annual Meeting, unless otherwise provided in our certificate of incorporation or by-laws or by statute, will be approved if they receive a majority of the votes properly cast on the matter. Our management does not presently know of any other matters to be brought before the Annual Meeting.
BROOKS AUTOMATION – 2020 Proxy Statement 3

GENERAL INFORMATION
Voting Procedures
There are several ways in which you or your representative can vote your shares, as follows:

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by mail by completing, signing and dating the voting instruction card provided by their broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

Stockholders of record may submit proxies by telephone until 11:59 p.m. (Eastern Time) on January 25, 2021 for shares held directly and until 11:59 p.m. (Eastern Time) on January 23, 2021 for shares held in a Plan. The proxy card includes instructions on submitting proxies by telephone. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for telephone voting availability.

Stockholders of record may submit proxies using the Internet until 11:59 p.m. (Eastern Time) on January 25, 2021 for shares held directly and until 11:59 p.m. (Eastern Time) on January 23, 2021 for shares held in a Plan by visiting www.proxyvote.com. The proxy card includes instructions on submitting proxies using the Internet. Most stockholders who are the beneficial owners of shares held in a brokerage account, or by another person on their behalf, may vote using the Internet by following the instructions on the voting instruction card provided by their broker, trustee or nominee. Please see the voting instruction card for Internet voting availability.

Revocation of Proxies
Signing the enclosed proxy card or otherwise submitting one’s proxy will not prevent a record holder from voting at the Annual Meeting or otherwise revoking the proxy. A record holder may revoke a proxy at any time before the Annual Meeting in the following ways:
•	filing with our corporate secretary, before the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	authorizing a later dated proxy relating to the same shares and delivering it to us before the vote at the Annual Meeting; or
•	attending the Annual Meeting virtually and voting, although attendance at the meeting will not by itself constitute a revocation of the proxy.
Record holders should send any written notice of revocation or subsequent proxy to our corporate secretary at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 before the vote at the Annual Meeting.
Proxy Materials Available via the Internet
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 26, 2020
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you may request them without charge upon written request addressed to Company Secretary, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824, which is the mailing address of the Company’s principal executive offices.
4 BROOKS AUTOMATION – 2020 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Board of Directors
The Board of Directors has responsibility for establishing broad corporate policies and reviewing overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee management and, in so doing, to serve the Company’s and its stockholders’ best interests while also promoting corporate social responsibility. Management keeps the directors informed of our activities through regular written reports and presentations at Board and Committee meetings. The Board has adopted the Corporate Governance Guidelines that are publicly available on our website at www.brooks.com. The guidelines call for, among other things, the maintenance of Board leadership that is separate from the Company’s executive leadership, whether that comes in the form of an independent chairman or an independent lead director. The independent chairman presides over the regularly held executive sessions of the Board, noted below, at which the chief executive officer is not present. Each director is required to stand for election annually.
The Board has assessed each of the nine nominees for director against the SEC and the Nasdaq Stock Market standards for independence and determined that Messrs. Martin and Woollacott, Professor Palepu, Drs. Rosenblatt and Wrighton, and Mses. Davis, McLaughlin and Zane, eight of the nine director nominees, meet the general definition of an independent director as defined by the Nasdaq Stock Market. The Board has further determined that all members of the Audit Committee (among others) meet the Nasdaq Stock Market’s stricter definition of independence required for members of an Audit Committee and determined that each member of the Audit Committee qualifies as an audit committee financial expert.
The Board of Directors held seven meetings during the fiscal year ended September 30, 2020 and took action four times by written consent. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held while he or she was a director during the last fiscal year. In connection with each of the Board’s four regularly scheduled meetings, all non-employee members of the Board met in executive session without the chief executive officer being present.
The Board of Directors encourages stockholders to communicate with our senior management and directly with members of the Board of Directors on matters of concern related to our business and affairs. Stockholders who wish to communicate with members of the Board of Directors may do so by the following means:
•	By telephone: (978) 262-4400
•	By electronic mail: Directors@Brooks.com
•	By first class mail, overnight mail or courier:
•	Brooks Board of Directors
Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824
•	By website: https://brooks.investorroom.com/shareholder-feedback
As a matter of policy, we encourage the directors to attend meetings of stockholders, in person, virtually or by telephone. All of the nominees for election as director were directors at the time of the last stockholder meeting in January 2020 and attended that meeting, except for Ms. McLaughlin who was appointed to the Board in April 2020.
In accordance with our Corporate Governance Guidelines, members of the Board are encouraged to periodically attend formal continuing education programs for directors, with a recommended frequency of at least once every two years. The Company supports and encourages Board members to take advantage of director education opportunities. There are many public company director educational venues available, and the Company believes that its Board members should keep current on the fast-changing areas of corporate governance and related regulations. The Brooks Board members have participated in, and continue to attend, public company director education venues and many of our Board members hold professional director certifications earned by accumulating from 30 to 150 director education credit hours.
Chairman of the Board
The Board of Directors has elected Joseph R. Martin to serve as chairman of the Board. The chairman assists the chief executive officer in setting the agenda for meetings of the Board of Directors, presides over executive sessions of the Board and performs such other duties as the Board may assign.
BROOKS AUTOMATION – 2020 Proxy Statement 5

CORPORATE GOVERNANCE
Committees of the Board
The Board currently has the following standing committees: an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources and Compensation Committee, and a Nominating and Governance Committee. Board member A. Clinton Allen passed away unexpectedly on December 6, 2020. Prior to his death, Mr. Allen served as the Co-Chair of the Finance Committee and as a member of the Nominating and Governance Committee. The following table sets out the Board Committees on which each member of the Board now serves, identifying the chair of each committee as well.
Name of Director	Audit	Executive	Finance	HR & Compensation	Nominating & Governance
Non-Employee Directors:
Robyn C. Davis
Joseph R. Martin(1)
Erica J. McLaughlin
Krishna G. Palepu
Michael Rosenblatt
Alfred Woollacott, III
Mark S. Wrighton
Ellen M. Zane
Employee Director:
Stephen S. Schwartz
NUMBER OF MEETINGS IN FISCAL 2020	9	10	4	6	5
(1)	Chairman of the Board
Chair
Member
Audit Committee
Under the provisions of the Audit Committee charter, the Audit Committee is responsible for the qualifications, independence, appointment, retention, compensation and evaluation of our independent registered public accounting firm, for assisting the Board of Directors in monitoring our financial reporting process, accounting functions, and internal control over financial reporting and for overseeing the process by which we and the Board of Directors conduct the ongoing assessment and management of the risks we face. It also is responsible for administering our Standards of Conduct and the oversight of “whistle-blowing” procedures, and certain other compliance matters.
A copy of the charter of the Audit Committee is publicly available on our website at www.brooks.com. Under its charter, the Audit Committee must consist of not less than three directors, each of whom meets the stricter definition of independence for members of the Audit Committee under rules of the Nasdaq Stock Market. The Audit Committee currently is composed of Mr. Woollacott (Chair), Ms. McLaughlin and Dr. Wrighton, each of whom will remain on the Committee during fiscal 2021, if reelected by the stockholders. The Board of Directors has reviewed the qualifications of each member of the Committee and has determined that each of them meets that stricter definition of independence applicable to audit committee members and that Mr. Woollacott, Dr. Wrighton and Ms. McLaughlin each qualify as an “audit committee financial expert” as the SEC defines that term in Item 407 of Regulation S-K.
The Audit Committee met on nine occasions during fiscal year 2020 and took no action by written consent. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
Executive Committee
The purpose of the Executive Committee is to: (i) permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not reasonably feasible; and (ii) assess, review with management, and provide recommendations to the Board of Directors concerning our strategic planning process and the implementation of our strategic plans. The Executive Committee may exercise the full powers of the Board when, in their reasoned judgment, the best interest of the Company requires prompt action incompatible with full Board participation, excepting those matters legally requiring the approval of the full Board. Whenever possible, the Executive Committee expects to seek prior full Board approval of limits within which it will exercise its discretion. The charter of the Executive Committee is publicly available on our website at www.brooks.com. The Executive Committee has also been given the responsibility to act for the Board in providing guidance to
6 BROOKS AUTOMATION – 2020 Proxy Statement

CORPORATE GOVERNANCE
management concerning the Company’s strategic planning and implementation. The Executive Committee is currently comprised of Mr. Martin (Chair), Professor Palepu, Ms. Zane and Dr. Schwartz, each of whom will remain on the Committee during fiscal 2021, if reelected by the stockholders. The Executive Committee met on ten occasions during fiscal year 2020 and took no action by written consent.
Finance Committee
The purpose of the Finance Committee is to assess and provide recommendations to the Board of Directors on the Company’s capital structure, including financial strategies, policies, practices, transactions and annual and long-term financial plans. Among other things, the Finance Committee recommends how to employ the Company’s cash resources and assists the management and the Board in the consideration and review of possible strategic transactions. Its purposes do not include the evaluation of financial performance and controls delegated under the charter of the Audit Committee, nor does it preclude direct action by the Board on any issue if the Board so chooses. The charter of the Finance Committee is publicly available on our website at www.brooks.com. The Finance Committee is comprised of Ms. Davis (Chair), Professor Palepu and Drs. Rosenblatt and Wrighton. Mr. Allen served as a Co-Chair of the Finance Committee until his death on December 6, 2020. Ms. Davis, Professor Palepu, and Drs. Rosenblatt and Wrighton will each remain on the Committee during fiscal 2021, if reelected by the stockholders, and each meets the definition of an independent director. The Finance Committee met on four occasions during fiscal year 2020 and took one action by written consent.
Human Resources and Compensation Committee
The Human Resources and Compensation Committee has overall responsibility for our compensation philosophy, evaluates and approves executive compensation including cash bonuses to be issued pursuant to the Company’s Performance-Based Variable Compensation Plan, assists the Board in the discharge of its responsibilities with respect to executive compensation and develops the leadership capabilities of our executives. The Human Resources and Compensation Committee is responsible for the annual compilation of the Chief Executive Officer’s strategic performance objectives and manages his/her annual performance assessment and feedback. Additionally, the Human Resources and Compensation Committee is responsible for planning the succession process for the Chief Executive Officer and the executive staff. It also has been delegated the authority to supervise the administration of our stock plans, and it is required to review and approve the incorporation of our compensation discussion and analysis report in this proxy statement in accordance with SEC rules. The Human Resources and Compensation Committee also reviews all grants to employees under our stock plans and recommends the approval of those grants by the full Board of Directors. The Human Resources and Compensation Committee is authorized to retain independent advisors to assist it in fulfilling its responsibilities. Under its charter and the requirements of the Nasdaq Stock Market, the Human Resources and Compensation Committee must consist of at least three directors, each of whom satisfies certain requirements of the securities and other laws and satisfies the independence requirements of the Nasdaq Stock Market. The charter of the Human Resources and Compensation Committee is publicly available on our website at www.brooks.com. The Human Resources and Compensation Committee is currently comprised of Ms. Zane (Chair), Dr. Rosenblatt and Ms. Davis. Mses. Zane and Davis and Dr. Rosenblatt will remain on the Human Resources and Compensation Committee during fiscal 2021, if reelected by the stockholders. Each of these Human Resources and Compensation Committee members meets the definition of an independent director and the other requirements for membership.
The Human Resources and Compensation Committee met on six occasions during fiscal year 2020 and took no action by written consent.
Please see also the report of the Human Resources and Compensation Committee set forth elsewhere in this proxy statement.
Human Resources and Compensation Committee Interlocks and Insider Participation
None of the members of the Human Resources and Compensation Committee is or was formerly an officer or employee of the Company, and no executive officer serves on the board of directors of any company at which any of the Human Resources and Compensation Committee members is employed.
Nominating and Governance Committee
The purpose of the Nominating and Governance Committee is to: (i) identify, review and evaluate candidates to serve as directors; (ii) serve as a focal point for communication between such candidates, the Board of Directors and our management; (iii) make recommendations to the full Board with respect to Board candidates to be elected by the stockholders or appointed by the Board; (iv) evaluate and make recommendations to the Board on a set of corporate governance and ethics principles; (v) periodically review and evaluate our governance and ethics policies and guidelines; (vi) evaluate and make recommendations to the Board concerning the structure, responsibilities and operation of the Committees of the Board; (vii) make recommendations to the Board concerning Board meeting policies; (viii) oversee our significant environmental, social and related governance (ESG) matters and (ix) make recommendations to the Board concerning the compensation of members of the Board and any Committees of the Board.
Under its charter, as supplemented by the rules of the Nasdaq Stock Market, the Nominating and Governance Committee must consist of not less than three members, each of whom satisfies the independence requirements of the Nasdaq Stock Market. A copy of the
BROOKS AUTOMATION – 2020 Proxy Statement 7

CORPORATE GOVERNANCE
charter of the Nominating and Governance Committee is publicly available on our website at www.brooks.com. The members of the Nominating and Governance Committee are Professor Palepu (Chair), Mr. Martin and Ms. Zane. Mr. Allen served as a member of the Nominating and Governance Committee until his death on December 6, 2020. Professor Palepu, Mr. Martin and Ms. Zane will remain on the Nominating and Governance Committee during fiscal 2021, if reelected by the stockholders, and each meets the definition of an independent director.
The Nominating and Governance Committee is responsible for identifying candidates to serve as directors, whether such directorships are filled by the Board or by stockholders. The Nominating and Governance Committee may consider nominees recommended by stockholders and other sources, such as directors, third-party search firms or other appropriate sources. In evaluating candidates the Nominating and Governance Committee seeks the strength that is derived from a variety of experiences among board members, embracing the criteria and qualifications set forth in the Nominating and Governance Committee’s charter, which include personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), potential conflicts of interest, proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization, diversity, expertise resulting from significant academic or research activities, and experience on one or more boards of significant public, private, or non-profit organizations, the extent to which a candidate would fill a present need, and concern for the long-term interests of stockholders. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications, which the Committee believes would be important to enhance the effectiveness of the Board. It is the practice of the Nominating and Governance Committee in nominating and evaluating candidates for the Board to take into account their ability to contribute to the experience represented on the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source. If stockholders wish to recommend a candidate for director for election at the 2021 annual meeting of stockholders, they must follow the procedures described in “Other Matters-Stockholder Proposals and Recommendations For Director.”
The Nominating and Governance Committee also initiates and administers the Board’s annual self-evaluation and performance review process. This annual process is initiated by each Board member being sent a written questionnaire dealing with a variety of elements of the governance process, including the Board’s structure, its effectiveness in carrying out key responsibilities, the quality and efficiency of the meeting processes of the Board and its Committees, the responsibilities and effectiveness of the Board’s Committees, and, more generally, Board members’ overall analysis and comments concerning the effectiveness of the Board, its processes and the quality of its deliberations. After these questionnaires are completed and returned, the chairman of the Nominating and Governance Committee conducts individual interviews with each Board member in order to understand fully the perceptions and analysis of each director. The chairman then presents the information that has been collected through these processes to the Nominating and Governance Committee and then, following that discussion, presents observations and recommendations to the full Board for discussion and such action as the Board determines to be appropriate. The Board views these activities as part of its overall process of on-going self-evaluation and continuous improvement.
The Nominating and Governance Committee met on five occasions during fiscal year 2020 and took no action by written consent.
Board Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its Committees, has the ultimate responsibility for the oversight of risk management. The Board has delegated to the Audit Committee responsibility to ensure that the Board and management implement and regularly employ the processes necessary to understand, address and manage the Company’s business risks, including delegation to other Committees of the Board with respect to specific areas of business risk where the Audit Committee deems this to be appropriate. Periodically, working initially through the Audit Committee, management and the Board jointly develop and/or review a list of important risks that the Company prioritizes. These are reviewed during the year by management and by the Board and the applicable Committees of the Board. The Board of Directors also specifically engages in cybersecurity risk oversight through detailed annual reports, as well as periodic updates from the Company’s chief information officer.
The Board’s risk oversight processes build upon management’s regular risk assessment and mitigation processes, which include standardized reviews conducted with members of management across and throughout the Company in areas such as financial and management controls, strategic and operational planning, regulatory compliance, environmental compliance and health and safety processes. The results of these reviews are then discussed and analyzed at the most senior level of management, which assesses both the level of risk posed in these areas and the likelihood of their occurrence, coupled with planning for the mitigation of such risks and occurrences.
Following this senior management level assessment, the Audit Committee is then tasked to coordinate the risk assessment process at the Board level and to ensure that mitigation and corrective actions are being taken where appropriate.
Board Leadership Structure
The Company’s Corporate Governance Guidelines, as set out on the Company’s corporate web site under “Company” and “Investors” and “Corporate Governance”, provides that there will always be independent leadership of the Board. In accordance with the Policy, the
8 BROOKS AUTOMATION – 2020 Proxy Statement

CORPORATE GOVERNANCE
Board may select the chief executive officer to also serve as Board chairman, but its current practice is to have an independent director serve as chairman. The Guidelines also make clear that in the event that the same person serves as chief executive officer and chairman, the Board shall select a lead independent director who shall be responsible for chairing meetings of the independent directors in addition to any other responsibilities designated by the Board. Under this separation of responsibilities, an independent director will always be in a position of Board leadership.
The Company’s Corporate Governance Guidelines also provide that the independent directors of the board shall meet in executive session (separate from any inside directors) on a regular basis, at least as frequently as may be required by applicable Nasdaq or SEC rule or regulation. It has been the consistent practice of the chairman to conduct such meetings of independent directors at each in-person meeting of the Board of Directors.
In addition, under the Corporate Governance Guidelines, the chairman (with the assistance of the Company Secretary) is primarily responsible for (i) monitoring communications from stockholders and (ii) providing copies or summaries of such communications to the other directors as he or she considers appropriate.
We believe that the separation of the roles of chief executive officer and chairman of the Board of Directors continues to offer benefits including the following:
•	the independent oversight of the Company is enhanced;
•	the objectivity of the Board’s evaluation of the chief executive officer is increased;
•	having a non-executive chairman provides an independent spokesman for the Company;
•	the chief executive officer has the benefit of a fully independent and experienced board; and
•	the Board can provide a fully independent and objective assessment of risk.
BROOKS AUTOMATION – 2020 Proxy Statement 9

CORPORATE GOVERNANCE
Corporate Social Responsibility
We have had a consistent, steady commitment to be a responsible corporate citizen, and have been in the forefront of many programs for product responsibility, regulatory compliance, employee development, and support for education and our local communities. In 2018, we moved to further formalize and expand our efforts by developing a more integrated corporate social responsibility (CSR) program. Under this framework, we are committed to focusing on the CSR and environmental, social and governance (ESG) issues that align with our core values and are most important to the Company and our stakeholders.
Recognizing the need for a defined CSR structure, we established a cross-functional CSR Steering Committee, which is responsible for setting our CSR strategy, priorities and activities. The Steering Committee includes subject matter experts from various parts of the Company, including legal, human resources, compliance, facilities and operations. The Steering Committee oversees three pillars – Social Impact, Sustainability and Product Responsibility – which serve as the CSR focus areas for the Company. Governance and Ethics is the foundation on which the pillars are built. Below is a description of each pillar and the priority topics within each pillar.
Social Impact		Sustainability		Product Responsibility			Governance & Ethics

We are committed to making a positive impact on society, particularly in the regions where we are located and serve customers. We are focused on creating an environment where our employees feel supported, through our inclusion and diversity initiatives, training and development programs, and equitable compensation practices. We also make meaningful contributions to our communities through community outreach, charitable giving and employee volunteerism programs.

As a global company, we understand the broad impact of our operations and our potential to affect the world. We are committed to evaluating ways to reduce our environmental footprint while continuing to expand our business.

Our products enable our customers to have great impact on the world, and we are committed to ensuring the safety, quality and reliability of our products and services. We comply with all applicable environmental, health and safety regulations and adhere to various voluntary standards, and we partner with our customers to help them meet and exceed such expectations.

We have lived by certain standards of conduct that are the underpinnings of the successes that we have enjoyed and our future success. Our values - honesty, integrity, accountability and respect for one another and the many constituencies that we serve, always remain at the forefront.

Priority Topics:		Priority Topics:		Priority Topics:		Priority Topics:
•	Inclusion and Diversity	•	Waste Management	•	Environmental Compliance	•	Corporate Governance
•	Employee Value	•	Energy Management	•	Responsible Sourcing	•	Ethics and Integrity
•	Community and Global Impact			•	Product Health, Safety and Quality

In 2020, we issued our first CSR Report, a copy of which can be found at https://www.brooks.com/company/corporate-responsibility
10 BROOKS AUTOMATION – 2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of November 27, 2020 with respect to the beneficial ownership of Common Stock by each current director and each executive officer named below in the Summary Compensation Table under “Compensation Tables for Named Executive Officers-Summary Compensation Table”, who we refer to as the “named executive officers”, all current executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of the Common Stock. Except as indicated below, this information is based upon information received from, on behalf of or filed with the SEC by the named individuals.
Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Class(2)
Named Executive Officers and Current Directors:
Stephen S. Schwartz	347,352	*
Lindon G. Robertson	62,158	*
Guojuan Liao	4,292	*
David E. Jarzynka	32,855	*
Jason W. Joseph	78,438	*
Robyn C. Davis(3)	41,718	*
Joseph R. Martin	83,619	*
Erica J. McLaughlin	3,067	*
Krishna G. Palepu	98,107	*
Michael Rosenblatt	7,882	*
Alfred Woollacott, III(4)	84,587	*
Mark S. Wrighton	108,136	*
Ellen M. Zane	52,614	*
All directors and current executive officers as a group (17 persons)(3)(4)(5)	1,202,156	1.62%
Five Percent Owners:
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055(6)	10,738,203	14.47%
The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355(7)	7,458,290	10.05%
*	Less than one percent.
(1)
To our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. In addition, shares indicated as beneficially owned by officers and directors include restricted stock over which the officer or director has voting power but no investment power and any restricted stock units which would vest within 60 days of November 27, 2020.

(2)	As of November 27, 2020 there were 74,209,875 shares of our Common Stock outstanding.
(3)	Includes 21,882 shares issued to Ms. Davis issued as restricted stock units that have been deferred until separation from her service as a Brooks director.
(4)	Includes 2,851 shares issued to Mr. Woollacott issued as restricted stock units that have been deferred until separation from his service as a Brooks director.
(5)	Includes 197,331 shares held in the aggregate by executive officers other than the named executive officers.
(6)
Based upon the most recent amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2020, as of December 31, 2019, BlackRock, Inc. and the subsidiaries listed therein had sole voting power over 10,598,726 shares and sole dispositive power over 10,738,203 shares.

(7)
Based upon the most recent amendment to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 12, 2020, as of December 31, 2019, the Vanguard Group, Inc. and certain of its subsidiaries had sole voting power over 139,786 shares, shared voting power over 15,465 shares, sole dispositive power over 7,313,338 shares, and shared dispositive power over 144,952 shares.

BROOKS AUTOMATION – 2020 Proxy Statement 11

PROPOSAL NO. 1  ELECTION OF DIRECTORS
PROPOSAL NO. 1  ELECTION OF DIRECTORS
At the 2021 Annual Meeting, nine directors are to be elected to serve until the 2022 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election at the 2021 Annual Meeting are listed on the following pages with brief biographies. They are all currently Brooks directors. In connection with the Company’s guideline director retirement age of 75 years, A. Clinton Allen, a director until his unexpected death on December 6, 2020, was not a nominee for reelection at the Annual Meeting. After Mr. Allen’s death, the Board reduced its size from ten to nine members, and there is no nominee to fill Mr. Allen’s seat at this election.
Director Qualifications
In its Corporate Governance Guidelines and in the charter of the Nominating and Governance Committee, the Board has set out both broadly and in specific terms the qualifications sought when considering non-employee director candidates. At the highest level, as set out in the Board’s Corporate Governance Guidelines, these include a high degree of business experience, the consistent exercise of the highest ethical standards, and a continuing commitment to the best practices of corporate governance. The Board and the Nominating and Governance Committee also assess a candidate’s independence as defined under SEC and Nasdaq rules and other applicable standards. The emphasis throughout the process of identifying, nominating and evaluating candidates for the Board and members of the Board following their election is to produce a group of directors that function effectively as a leadership team. It is considered important not only to bring together directors with a variety of skills in diverse areas, but also to ensure that those directors function well together. Within this framework, the charter of the Nominating and Governance Committee includes specific criteria as essential in helping to ensure that the Board possesses the strength that is derived from having a variety of appropriate skills and experience. Those criteria are: proven leadership and management experience as chief executive officer or chairman of a public company or other large, complex organization; financial expertise; experience in technology, manufacturing or marketing; international background; diversity; expertise resulting from significant academic or research activities; and experience on one or more boards of significant public, private or non-profit organizations. It is the practice of the Nominating and Governance Committee and the Board in nominating and evaluating candidates for the Board to take into account the overall experience represented on the Board, all as part of the process of endeavoring to ensure that the Board functions at all times as an effective team. The Nominating and Governance Committee and the full Board review their effectiveness in balancing these considerations when assessing the composition of the Board.
Board Diversity and Refreshment
While our Board has not adopted a formal policy concerning diversity, it does believe, as noted above, that it must take advantage of the strength derived from having a diverse set of skills, experience and unique individual backgrounds represented among its members. Three of the last four new directors added to our Board are women, now representing 33% of our Board, while directors who are gender and/or ethnically diverse make up 44% of our Board. In 2017, we adopted a retirement age guideline pursuant to which the Board is inclined not to recommend a director for re-election to the Board after he/she reaches the age of 75, but the Board may make exceptions to this guideline if deemed to be in the best interest of the Company. As a result, in each of the past two years, a director has not stood for re-election and, prior to his death on December 6, 2020, Mr. Allen was not nominated for re-election. We believe the continual refreshment of new Board members is an important element of our overall governance. The Brooks Board is also composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. In some cases, they have occupied chief executive officer and other leadership roles in internationally focused companies or institutions in the markets that Brooks serves or related markets. Other directors have experience as professors and leaders at internationally recognized academic institutions or as accounting professionals operating at the highest level of the independent accounting profession, each of whom brings unique perspectives to the Board.
An affirmative vote of a plurality of votes properly cast, virtually or by proxy, is required for the election of each of the nominees. Broker non-votes will have no effect on the voting outcome with respect to the election of directors.
Our Board of Directors Recommends a Vote “FOR” Each Nominee for Director
12 BROOKS AUTOMATION – 2020 Proxy Statement

DIRECTOR NOMINEES
DIRECTOR NOMINEES
Information on Nominees
Following is certain information with respect to the nine nominees, in each case setting forth the particular experience, qualifications, attributes and skills of each director nominee that led the Board to conclude that such person should serve as a director of Brooks.

Director Since June 2013 Age 59	Robyn C. Davis

Nominee Information
Ms. Davis has been managing director of AngelHealthcare Investors, LLC, an early-stage private equity investment group focused on medical devices, life sciences and specialty pharmaceutical companies, since 2000. Prior to AngelHealthcare, Ms. Davis was a director of the merchant banking services practices for Barents Group, LLC, and a strategy consultant at Bain & Company. Ms. Davis also serves as a director of two early-stage, privately held healthcare companies, Akston Bioscience Corporation and CRA Health, LLC. Ms. Davis holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

Qualifications
The Board of Directors has concluded that Ms. Davis should continue to serve as a director of the Company because of her extensive business experience, particularly with early stage life sciences companies, and her banking and finance expertise.

Director Since June 2001 Age 73	Joseph R. Martin

Nominee Information
Mr. Martin has been chairman of the Board since May 2006. Mr. Martin served as executive vice president and chief financial officer, and later senior executive vice president, and then as member of Office of the Chairman of Fairchild Semiconductor International, Inc., a supplier of power semiconductors, from June 1996 to May 2004. He served as the vice chairman of Fairchild’s board of directors from 2003 until his retirement in June 2005. Mr. Martin is a member of the board of directors of Collectors Universe, Inc., a publicly traded company that provides third-party authentication and grading service for high-value collectibles, Bionik Laboratories Corp. a publicly traded medical device and robotics company focused on developing transformational technologies and solutions for individuals with neurological disorders and Allegro MicroSystems, LLC, a publicly traded manufacturer of high-performance power and sensing semiconductors. He is also a member of the board of directors of Sanken North America, Inc., a privately held company that owns Polar Semiconductor, LLC, a wafer fabrication facility. Mr. Martin also serves as a trustee of Embry-Riddle Aeronautical University. Mr. Martin previously served as a director of SynQor, Incorporated, a manufacturer of power converters, until March 2014 and Soitec, Inc., a semiconductor wafer processing company, until July 2017. Mr. Martin holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications
The Board of Directors has concluded that Mr. Martin should continue to serve as a director of the Company because of his extensive industry and finance experience over more than 30 years in the semiconductor industry as chief financial officer and vice chairman of the board of directors of a multinational public semiconductor company, combined with the leadership that he has provided as Brooks’ chairman since 2006. The Board of Directors regards Mr. Martin’s experience as invaluable to the operation of the Board and the financial success of the Company.

BROOKS AUTOMATION – 2020 Proxy Statement 13

DIRECTOR NOMINEES

Director Since April 2020 Age 44	Erica J. McLaughlin

Nominee Information
Ms. McLaughlin currently serves as Senior Vice President and CFO of Cabot Corporation. Ms. McLaughlin has been with Cabot Corporation since 2002 in a variety of finance roles of increasing responsibility culminating in her current position as Chief Financial Officer. Prior to Cabot, Ms. McLaughlin worked for KPMG, LLP in their audit services group. She also served on the Board of Directors of the Cabot Boston Credit Union from 2013 through 2016 and currently serves as a member of the New York Advisory Board of FM Global.

Qualifications
The Board of Directors has concluded that Ms. McLaughlin should continue to serve as a director of the Company because of her extensive finance experience as chief financial officer of a multinational public company.

Director Since November 2005 Age 66	Krishna G. Palepu

Nominee Information
Professor Palepu is the Ross Graham Walker Professor of Business Administration. In addition, he served as the senior advisor to the president of Harvard University from 2012 to 2019. Among his other responsibilities at Harvard Business School, Professor Palepu teaches in several different corporate governance educational programs. Professor Palepu held other positions at Harvard Business School since January 1983, including Senior Associate Dean for International Development and Senior Associate Dean for Research. Professor Palepu was formerly a member of the board of directors of Dr. Reddy’s Laboratories Ltd., an Indian global pharmaceuticals company, from 2002 until 2009, and PolyMedica Corp, a Massachusetts provider of diabetes testing supplies and products, from June 2006 until it was sold in August 2007. Professor Palepu also served as a trustee of The Winsor School from July 2014 to June 2020. Professor Palepu was also formerly a member of the board of directors of BTM Corporation, a privately-owned management solutions provider focused on converging business with technology, and Satyam Computer Services Limited (“Satyam”), an Indian company whose shares were publicly traded in India and on the New York Stock Exchange. In December 2008, Professor Palepu resigned from the board of Satyam. Following his resignation, Satyam has been the subject of significant litigation, a portion of which has included Professor Palepu as a named defendant. For a full discussion of the Satyam litigation as it relates to Professor Palepu, please see the section titled “Pending Legal Matters” below. Professor Palepu holds a Master Professional Director Certification from the American College of Corporate Directors.

Qualifications
The Board of Directors has evaluated the matters pertaining to the Satyam litigation as it relates to Professor Palepu, including a re-evaluation after the December 2014 court decision, and concluded that Professor Palepu should continue to serve as a director of the Company because of the depth of the strategic, marketing, financial and technology insights that he provides arising out of his service as a professor at an internationally esteemed business school and his expertise in corporate governance, as well as the global and culturally diverse perspective afforded by his international background.

14 BROOKS AUTOMATION – 2020 Proxy Statement

DIRECTOR NOMINEES

Director Since September 2018 Age 73	Michael Rosenblatt

Nominee Information
Dr. Rosenblatt currently serves as Chief Medical Officer of Flagship Pioneering, a Cambridge, Massachusetts-based firm that originates new biotech companies. Prior to Flagship Pioneering, from 2009 through 2016, he was Executive Vice President and Chief Medical Officer of Merck & Co., Inc., and prior to that he held various academic positions, including as Dean of Tufts University School of Medicine and the Robert Ebert Professor of Molecular Medicine and the George R. Minot Professor at Harvard Medical School. Since 2015 Dr. Rosenblatt has been on the board of Rubius Therapeutics, a publicly traded company using advanced cellular approaches that harness properties of red blood cells to generate novel therapies. He has been a director of the following privately owned companies since 2016: Flagship Pioneering’s Cobalt Biomedicine, Cygnal Therapeutics, and Ohana Biosciences, and Ferring’s USA subsidiary. Dr. Rosenblatt is a member of the Harvard Medical School Board of Fellows, and the research advisory committees of Massachusetts General, Brigham and Women’s, and Boston Children’s hospitals.

Qualifications
The Board has concluded that Dr. Rosenblatt should continue to serve as a director of the Company because of his leadership and executive experience in the biotechnology industry, including as the chief medical officer of a major pharmaceutical company and at a substantial life sciences venture capital firm, his board-level experience as a founding scientist, scientific advisory board member, or director of more than a dozen biopharmaceutical companies, his academic leadership experience as a dean and professor at prestigious medical schools, and his extensive expertise in drug discovery and medical research.

Director Since August 2010 Age 61	Stephen S. Schwartz

Nominee Information
Dr. Schwartz joined Brooks in April 2010 as President and continued to serve as such until August 2013. He was re-appointed President in May 2016. In 2010, he became Chief Executive Officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as senior vice president, Product Groups and Operations and was elected chairman of Asyst in January 2003. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as general manager for Applied Material’s service business and president of Consilium, Inc., an Applied Materials software subsidiary. Since November 2018, Dr. Schwartz has served on the board of directors of Spire Inc., a publicly traded natural gas company.

Qualifications
The Board of Directors has concluded that Dr. Schwartz should continue to serve as a director of the Company because of the depth of industry, marketing and management experience that he brings as former chief executive officer of a company in the automation manufacturing space, as well as the fact that he is the Company’s president and chief executive officer, thereby bringing to the Board his insight and experience with the daily business of the Company and its customers, employees and other stakeholders.

BROOKS AUTOMATION – 2020 Proxy Statement 15

DIRECTOR NOMINEES

Director Since October 2005 Age 74	Alfred Woollacott, III

Nominee Information
Mr. Woollacott became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Mr. Woollacott is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. He is currently a board member of the William H. Hart Realty Company, Inc. and the Hart Haven Community Association. Mr. Woollacott also served, until 2010, as a director of Greencore U.S. Holdings, a wholly owned subsidiary of Greencore Group PLC, an Irish corporation listed on the Irish Stock Exchange, which is an international manufacturer of convenience foods and ingredients. Mr. Woollacott holds an Executive Master Professional Director Certification from the American College of Corporate Directors.

Qualifications
The Board of Directors has concluded that Mr. Woollacott should continue to serve as a director of the Company because of his financial background and expertise gained through his career as partner of a large, international public accounting firm, as well as his experience on the board of an international company.

Director Since October 2005 Age 71	Mark S. Wrighton

Nominee Information
Dr. Wrighton became a director following the Company’s acquisition of Helix Technology Corporation in October 2005. Dr. Wrighton served as chancellor of Washington University in St. Louis from July 1995 through May 31, 2019 and is now Professor and Chancellor Emeritus. Dr. Wrighton also serves as a director of Cabot Corporation, a chemical manufacturer, and of Corning Incorporated, a manufacturer of specialty glass and ceramics. He previously served as a director of A.G. Edwards, Inc., a financial services company, until 2007, and he previously served as a director of Akermin, Inc, a private company that ceased operations in 2017. In June 2020, Dr. Wrighton was appointed to the MIT Corporation. Prior to joining Washington University in St. Louis in 1995 Dr. Wrighton enjoyed a 23-year tenure at MIT, first as a faculty member in chemistry and for the final five years as Provost and Professor of Chemistry.

Qualifications
The Board of Directors has concluded that Dr. Wrighton should continue to serve as a director of the Company because of his leadership and financial experience gained as the lead executive of an esteemed, large university, as well as his extensive experience as a member of the board for large, technology focused public companies in the manufacturing and financial sectors and his technology experience as a scientist.

16 BROOKS AUTOMATION – 2020 Proxy Statement

DIRECTOR NOMINEES

Director Since May 2012 Age 69	Ellen M. Zane

Nominee Information
Ms. Zane is serving as CEO Emeritus and vice chair of the board of trustees at Tufts Medical Center & Tufts Children’s Hospital, and the chair of Wellforce (the parent company that owns Tufts Medical Center and the affiliated community hospitals); and from 2004 to 2011, she served as its president and chief executive officer. From May 1994 to January 2004, Ms. Zane served as Network President for Partners Healthcare System (Mass General Brigham), a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as chief executive officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane is also currently a member of the board of directors at Boston Scientific Corporation, a publicly traded worldwide medical devices provider, Haemonetics Corporation, a publicly traded worldwide medical devices provider since January 2018 and previously from 2012 to 2016, Synchrony Financial, a publicly traded consumer financial services company, Fiduciary Trust Company, a privately owned wealth management company, AgNovos Healthcare, LLC a privately-held medical device company, focused on bone health, and nThrive, a privately owned healthcare revenue cycle management company. Ms. Zane previously served as a director of Lincare Holdings Inc. until August 2012, Press Ganey until October 2016, Century Capital Management until June of 2017 and Parexel International Corporation until September 2017.

Qualifications
The Board of Directors has concluded that Ms. Zane should continue to serve as a director of the Company because of her executive experience in the health care industry, including as the chief executive officer of a large medical center, in addition to her substantial experience as a director at other public companies.

Pending Legal Matters
In January 2009, the chairman of Satyam Computer Services disclosed a series of fraudulent transactions that resulted in an overstatement of Satyam’s assets and revenue. As a result of subsequent investigations by the Special Fraud Investigation Office (“SFIO”), an investigative agency of the Indian government, various proceedings were brought in India in 2009 against Satyam involving allegations of fraud, substantial overstatements of revenues, profits and assets, as well as violations of sections of India’s criminal and corporate statutes. SFIO produced a report relating to these matters alleging a series of violations of the Companies Act, 1956, of India (the “Companies Act”) by the former directors of Satyam. In December 2009, SFIO filed complaints with respect to two of these allegations naming Professor Palepu and other Satyam directors. These complaints relate to Satyam’s alleged failure to properly identify highly paid employees in reports required by the Companies Act and failure to obtain prior approval from the government of India for consulting fees paid to Professor Palepu even though such fees were approved by Satyam’s shareholders. In December 2014, the court in India hearing the complaints filed by SFIO issued its decision finding that Satyam violated the applicable provisions of the Companies Act and ordered each Satyam director, including Professor Palepu, to pay a fine of 20,000 Rupees (approximately $285) for the failure of Satyam to file reports identifying highly paid employees. In addition, the court found that Satyam violated the Companies Act by failing to obtain governmental approval of the consulting fees paid to Professor Palepu and ordered Professor Palepu to pay a fine of 500,000 Rupees (approximately $7,000) and return the consulting fees previously paid to him in the amount of 26,600,000 Rupees (approximately $376,000). Professor Palepu has appealed the decision with respect to both allegations, and he has informed the Board of Directors that he believes the allegations lack merit and that he intends to continue to assert his defenses vigorously.
Professor Palepu has also been named as a respondent to a petition brought in January 2009 before the Company Law Board of the Indian government and another petition filed in a civil court in January 2009 by Mahindra Satyam, successor to Satyam, both arising out of the same facts. The civil court petition is seeking 2.67 billion Rupees (approximately $37.6 million) in damages. Both of these actions are still pending.
BROOKS AUTOMATION – 2020 Proxy Statement 17

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
The following table sets forth the total compensation paid or accrued during the fiscal year ended September 30, 2020 to each of our non-employee directors.
Director Compensation Table
Fiscal Year 2020
Name	Fees Earned or Paid in cash	Stock Awards(1)	Total
Joseph R. Martin	$142,500	$160,018	$302,518
Ellen M. Zane	$120,000	$120,034	$240,034
Alfred Woollacott, III	$115,000	$120,034(2)	$235,034
Krishna G. Palepu	$105,000	$120,034	$225,034
Robyn C. Davis	$102,500(3)	$120,034(4)	$222,534
Michael Rosenblatt	$97,500	$120,034	$217,534
A. Clinton Allen(5)	$95,000	$120,034	$215,034
Mark S. Wrighton	$95,000	$120,034	$215,034
Erica J. McLaughlin	$22,500	$96,960	$119,460
Dr. Schwartz is not included here, having only received compensation as an employee during fiscal 2020. His compensation is discussed below under Executive Officers - Summary Compensation Table.
(1)
The value of a stock award is based on the fair value as of the grant date calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. There were no outstanding unvested stock awards as of September 30, 2020.

(2)	Mr. Woollacott has chosen to defer his 2020 stock award.
(3)
Ms. Davis has elected to defer 100% of her board and committee retainer compensation until January 2024 beginning with calendar year 2020. For the fiscal year ended September 30, 2020, $102,500 in retainer and committee fees has been deferred.

(4)	Ms. Davis has chosen to defer her 2020 stock award.
(5)	Mr. Allen was a director until he unexpectedly passed away on December 6, 2020.
Compensation Policy
The following annual cash compensation is paid to our non-employee directors on a quarterly basis (pro-rated for the portion of any fiscal year in which the non-employee director provides service):
•	$80,000 Board retainer to each non-employee director;
•	$5,000 Committee retainer for each of the Executive, Finance or Nominating and Governance Committee that such director serves on;
•	$10,000 Committee retainer for each of Audit or Human Resources and Compensation Committee that such director serves on;
•	an additional $40,000 retainer to the non-executive chair of the Board;
•	an additional $10,000 retainer to each of the chair of the Nominating and Governance Committee, the Finance Committee, and the Executive Committee;
•	an additional $20,000 retainer to the chair of the Human Resources and Compensation Committee and to the chair of the Audit Committee; and
•
an annual award of vested shares of our Common Stock having a market value of $120,000 ($160,000 for the non-executive chair of the Board) based on the closing price on the date of grant, which occurs each year following our annual meeting of stockholders.

In addition, on the date of appointment each newly elected non-employee director will receive an award of vested shares of our Common Stock having a market value of $120,000 based on the closing price on the date of grant, prorated for the number of days out of 365 remaining until the next annual equity award to non-employee directors.
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COMPENSATION OF DIRECTORS
The Board of Directors has previously approved equity ownership guidelines for non-employee directors, which require each non-employee director to own over time shares of our Common Stock having a market value of at least $300,000. The target ownership amounts are subject to adjustments based on changes in the market price for our Common Stock. The Nominating and Governance Committee intends to monitor the policy over the coming years. As of September 30, 2020, each of the non-employee directors, except Ms. McLaughlin who joined the Board in April 2020, has exceeded the target ownership amount. The Board may at any time revoke or modify the policy.
The Nominating and Governance Committee and the full Board reviews director compensation periodically in light of business and market conditions and such other factors as they deem appropriate. In fiscal year 2020, after review by the Nominating and Governance Committee, the Committee agreed that no changes to director compensation should be recommended at this time.
Deferred Compensation Plan
Non-employee directors may elect to defer receipt of their stock in exchange for a credit, in restricted stock units, to a deferred RSU account. Non-employee directors may also elect to defer all or a portion of their cash compensation pursuant to the Company’s Deferred Compensation Plan. Ms. Davis elected to defer cash compensation in 2020. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of the shares. Directors who make a deferral election will have no rights as stockholders of the Company with respect to amounts credited to their deferred RSU account. An amount equal to the cash dividends that would be paid on the number of shares equal to the number of RSUs credited to the director’s deferred RSU account will be converted into additional RSUs based on the closing price of the Company’s stock on each dividend record date. Payment of RSUs credited to the deferred RSU account will be made in a lump sum in an equal number of shares of fully vested common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service. The table below sets forth the total number of deferred stock awards held by each non-employee director as of September 30, 2020.
Name	Number of Deferred Restricted Stock Units
A. Clinton Allen(1)	8,099
Robyn C. Davis	21,882
Alfred Woollacott III	2,851
(1)	Mr. Allen was a director until he unexpectedly passed away on December 6, 2020.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and anticipate that we will enter into similar agreements with any future directors. Generally, the indemnification agreements are designed to provide the maximum protection permitted by Delaware law with respect to indemnification of a director.
The indemnification agreements provide that we will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by or in our name (derivative suits) where the individual’s involvement is by reason of the fact that the director is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will receive indemnification unless the director is adjudged not to have acted in good faith and in a manner the director reasonably believed to be in the best interests of Brooks.
BROOKS AUTOMATION – 2020 Proxy Statement 19

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Biographical Information
The names of our executive officers and certain biographical information furnished by them as of December 15, 2020 are set forth below. Each executive officer serves until his resignation or termination.
Name	Age	Position with the Company
Stephen S. Schwartz	61	Chief Executive Officer and President
Lindon G. Robertson	59	Executive Vice President and Chief Financial Officer
David E. Jarzynka	52	President, Brooks Semiconductor Solutions Group
Guojuan Liao	55	President, Life Sciences Services
Robin Vacha	45	Senior Vice President and General Manager, Life Sciences Products
David C. Gray	55	Senior Vice President, Chief Strategy and New Business Officer
William T. Montone	68	Senior Vice President, Human Resources
Jason W. Joseph	50	Senior Vice President, General Counsel and Secretary
David F. Pietrantoni	47	Vice President, Finance and Corporate Controller and Principal Accounting Officer
Dr. Stephen S. Schwartz joined Brooks in April 2010 as President and continued to serve as such until August 2013. He was reappointed President in May 2016. As of October 1, 2010, Dr. Schwartz also became Brooks’ Chief Executive Officer, and continues to serve as such. Dr. Schwartz was elected to the Brooks Board of Directors in August 2010. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as Chief Executive Officer of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He joined Asyst in January 2001 as Senior Vice President, Product Groups and Operations and was elected Chairman of Asyst in January 2003. Prior to joining Asyst, Dr. Schwartz had served since 1987 in various capacities with Applied Materials, Inc., including acting as General Manager for Applied Material’s service business and President of Consilium, Inc., an Applied Materials software subsidiary.
Mr. Lindon G. Robertson joined Brooks in October 2013 as Executive Vice President and Chief Financial Officer. Prior to joining Brooks, from July 2011 to September 2013, Mr. Robertson served as the Vice President and Chief Financial Officer of Graftech International Ltd., a publicly traded manufacturer of carbon and graphite products for industrial applications. Prior to that, he spent 27 years at IBM Corporation in various senior financial management positions, including Chief Financial Officer of IBM’s global hardware business and Chief Financial Officer of IBM’s Japan and China operations.
Mr. David E. Jarzynka was appointed President, Brooks Semiconductor Solutions Group in October 2018 after service as General Manager of that business since April 2016. Prior to his appointment, he had responsibility for the Company’s semiconductor automation business since June 2013. Prior to that he was general manager of the Company’s Systems business. Mr. Jarzynka joined Helix Technology Corporation in 2004 and continued on with Brooks after its acquisition of Helix in 2005, during which time Mr. Jarzynka held commercial leadership roles in product management, product marketing and sales. Prior to Helix, Mr. Jarzynka held commercial leadership roles at Intel Corporation and IBM. He began his career as an applications engineer for Brooks.
Dr. Guojuan Liao was appointed President, Life Sciences Services in April 2020 and served as President, GENEWIZ beginning in November 2018 upon the completion of Brooks’ acquisition of GENEWIZ Group (“GENEWIZ”). In 1999. Dr. Liao co-founded GENEWIZ, a global provider of genomics services, including Sanger sequencing, next generation sequencing, gene synthesis, molecular biology, and GLP/CLIA regulatory services and held various leadership positions, most recently as Chief Executive Officer since January 1, 2017.
Mr. Robin Vacha was appointed Senior Vice President and General Manager of the Brooks Life Sciences Products division in April 2020. Mr. Vacha joined Brooks in 2014 and has held a series of senior leadership positions at Brooks, most recently as Senior Vice President of Global Manufacturing prior to his current role.
Dr. David C. Gray was appointed Senior Vice President, Chief Strategy and New Business Officer in June 2014. Dr. Gray also served as General Manager of Cryogenic Automation Solutions from October 2016 to April 2020. From October 2013 to June 2014, Dr. Gray provided consulting services to the Company. Prior to that, from January 2009 to January 2013, Dr. Gray was employed by GT Advanced Technology in various senior leadership roles, most recently as Chief Strategy and New Business Officer.
Mr. William T. Montone was appointed Senior Vice President, Human Resources in October 2005 when Brooks acquired Helix Technology Corporation, where he served as Vice President of Human Resources since 1998. Prior to joining Brooks, Mr. Montone held senior human resources roles at A.T. Cross, an international manufacturer of fine writing instruments, and Rogers Corporation, a materials technology company, for 13 and eight years, respectively.
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EXECUTIVE OFFICERS
Mr. Jason W. Joseph joined Brooks in March 2011 as Vice President, General Counsel and Secretary and was appointed as Senior Vice President in November 2017. Prior to joining Brooks, Mr. Joseph served as Vice President, General Counsel and Secretary of Unica Corporation, a publicly traded marketing automation software company, from June 2007 through November 2010, and as General Counsel and Secretary of MapInfo Corporation, a publicly traded location intelligence software company, from December 2003 through April 2007. Mr. Joseph also previously practiced law at Wilmer, Cutler, Pickering, Hale and Dorr LLP (formerly Hale and Dorr LLP) from 2000 through 2003.
Mr. David F. Pietrantoni was appointed Principal Accounting Officer and Corporate Controller in June 2013. Since joining Brooks in 2006, he has held various financial leadership positions, including Vice President, Finance and Division Chief Financial Officer. Prior to joining Brooks, Mr. Pietrantoni spent six years in various financial leadership roles at SPX Corporation and Standex International Corporation.
BROOKS AUTOMATION – 2020 Proxy Statement 21

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Our executive compensation program is built on a foundation of pay for performance, which we continually evolve to maintain the appropriate alignment. Our stockholders have benefited from the successful execution of our business strategy and continue to express support for our pay programs that we believe are strongly aligned to our business strategy and provide appropriate incentives and recognition for our executives to perform. Our “say-on-pay” proposal received close to 99% approval last year.
Our current design and structure of the executive compensation program have been consistent for several years and we anticipate this to continue. Each year, our Human Resources and Compensation Committee, or HRC Committee, undertakes a comprehensive review of the design and metrics of our incentive plans to assure alignment with our business strategy. The results of this review, discussed further below, support our belief that our incentive plans are strongly aligned to our business strategy. In this Compensation Discussion and Analysis, we describe the material elements of our fiscal 2020 compensation for the following named executive officers:
Name	Role
Stephen S. Schwartz	Chief Executive Officer and President
Lindon G. Robertson	Executive Vice President and Chief Financial Officer
Guojuan Liao	President, Life Sciences Services
David E. Jarzynka	President, Brooks Semiconductor Solutions Group
Jason W. Joseph	Senior Vice President, General Counsel and Corporate Secretary
Stockholder Outreach and Engagement
In fiscal 2020, we continued our practice of inviting many of our larger stockholders to discuss our pay programs and practices. In prior years, these sessions focused primarily on executive compensation. However, with the initiatives adopted by the Company under our Environmental, Social and Governance (ESG) programs, our Chairman of the Board and our Chair of the HRC Committee were joined by our Chair of the Nominating and Governance Committee, which Committee oversees ESG matters on behalf of the Board. In addition to receiving stockholder feedback on the Company’s initial ESG report and initiatives, we gained these stockholders’ perspectives on relevant executive pay and ESG topics to assist in guiding the ongoing management of our programs. Stockholders we spoke with were asked to provide their input on:
•	the use of ESG metrics within executive incentive plans;
•	potential business interruptions as a result of the COVID-19 pandemic and the associated financial impact on incentive compensation plans; and
•	how to maintain an appropriate balance between growth, profitability and a purpose-focused approach to building long-term value.
The multiple stockholders we spoke with were complimentary of our executive compensation program and asked insightful questions around specific pay elements and design. These stockholders were likewise appreciative of our ESG initiatives and initial reporting as a positive step in our ESG programs and disclosures. As in prior years, many of the stockholders we contacted indicated that no discussion or meeting was necessary. The feedback from our outreach efforts was provided to the rest of the HRC Committee, the Nominating and Governance Committee with respect to ESG matters and the full Board. No substantive changes to our executive compensation program were recommended as a result of feedback from shareholders.
We intend to maintain an ongoing dialogue with our stockholders to ensure that our executive compensation program continues to take their views into consideration. We encourage our stockholders to provide us with feedback on our executive compensation program and governance matters. To facilitate this process, we have established a link to provide feedback on the investor section of our website. Please visit https://brooks.investorroom.com/shareholder-feedback.
Fiscal 2020 Company Performance and Financial Highlights
We believe that our business strategy continues to prove its value and sustainability, and we remain committed to our internal and acquisition-related investments to further our growth. We entered fiscal 2020 with optimism for another transformative year, poised to accelerate our growth and profitability. We quickly pivoted in the middle of our second fiscal quarter as the COVID-19 virus spread from Asia to Europe and ultimately to North America. We mobilized our business continuity teams and implemented protocols to maintain the safety and health of our employees.
Our two business segments (Semiconductor Solutions Group and Life Sciences) were deemed essential and eligible to maintain business operations during government-imposed lockdowns. We enacted plans to help maintain the productivity of our manufacturing
22 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
and laboratory services operations while ensuring the safety of our workforce. All employees who were able to work from home began doing so and we instituted the recommended safety protocols from the U.S. Centers for Disease Control and Prevention (CDC) and applicable foreign organizations to protect our employees whose positions required them to work in our facilities. We assisted in the community as well and were fortunate to be able to work with our supply chains and donate PPE equipment to various organizations and front-line workers.
Demand for our products and services accelerated across many business units during the on-going COVID-19 pandemic and our teams responded with a level of commitment and engagement that maintained our strong trust and confidence with our customers. We in turn assured our employees that we would protect their health and that we would protect their pay and benefits for as long as possible. Our premium pay program, special fiscal year-end bonuses and job protection measures were tangible expressions of the gratitude to our employees who have worked through adverse circumstances to keep our essential businesses operating.
Highlights of this tumultuous year were numerous as we completed a milestone year for the Company. The Semiconductor Solutions and Life Sciences businesses each continued their momentum, achieving operating margin expansion and delivering double-digit revenue growth.
Our continued profitable growth is proof of our ability to lead and service two markets that have remained robust in spite of headwinds in certain product and service offerings due to the pandemic. Fiscal 2020 achievements include:
•	Revenue for fiscal 2020 was $897 million, an increase of 15% compared to fiscal 2019, supported by double-digit growth in both Life Sciences and Semiconductor Solutions.
•	Life Sciences revenue of $389 million was 16% higher than fiscal 2019. Life Sciences Products grew 9% and Life Sciences Services grew 20%, year-over-year.
•
Semiconductor Solutions revenue was $509 million, up 14% over fiscal 2019. Growth was led by Contamination Control Solutions at 33%, while Automation Products and Services increased 8% and 1%, respectively.

•
Non-GAAP diluted earnings per share, or EPS, from continuing operations was $1.26, a 65% increase compared to $0.76 in fiscal 2019. The increase reflects the 15% revenue growth, a 200 basis point improvement in operating margin, and a reduction in net interest expense of $19 million.

•
Non-GAAP operating income was $122 million, a 36% increase from fiscal 2019, supported by non-GAAP gross margins of 43.6%, which improved by 170 basis points. The increase in gross margin was driven by 410 basis points of improvement in the Life Sciences gross margin.

An explanation of the adjustments to our GAAP financial measures used in this proxy statement and a reconciliation of the adjusted financial measures to the comparable GAAP financial measures are included in Appendix A to this proxy statement.
Fiscal 2020 Company Performance and Financial Highlights

BROOKS AUTOMATION – 2020 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS
Our long-term financial model that we share with our investors and stockholders forms the basis for our annual performance targets. The chart below depicts the steady growth of the Company and corresponding incentive value of our CEO pay components, over the last four years.

In the final quarter of fiscal 2018, we announced two transactions consistent with our overall corporate strategy to transform the Company. We entered into an agreement to sell our Semiconductor Cryogenics business that was part of our Semiconductor Solutions Group segment to Edwards Vacuum LLC (a member of the Atlas Copco Group). Additionally, we announced our agreement to acquire GENEWIZ, a leading provider of genomics services based in New Jersey and Suzhou, China. The GENEWIZ acquisition closed on November 15, 2018. The divestiture of the Semiconductor Cryogenics business closed on July 1, 2019.
Pay for Performance Alignment
We have focused on the alignment of the pay of our executive leadership team with our performance as measured by certain core business metrics. These metrics, which are incorporated into our incentive compensation plans, are chosen to coordinate with our financial and strategic objectives and to appropriately balance our short- and long-term goals. Our performance goals are designed to incentivize building a business with resilience and growth capability with an eye to long-term sustainable growth. We believe the goals are aggressive but achievable.
24 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The chart below shows the strong alignment between our business strategy and our cash (or Performance-Based Variable Compensation Plan, sometimes referred to as our PBVC) and equity (or Long-Term Incentive Plan, sometimes referred to as our LTIP) incentive plans for fiscal 2019 and 2020.

Our pay programs are aligned with our business strategy

Business Strategy *To build a business model with resilience and growth capability*	Organic Financial Goals RESULTS FY19	FY20		Compensation Design *Our incentive plans are based on financial goals that support our long-term business model*
Extend Leadership in Core Markets	$781M	$897M	Total Revenue	FY 2019 and FY 2020 PBVC (annual cash incentive)
	$0.76	$1.26	Adjusted EPS	
Employ value creation methodology for the rapid growth of Semiconductor Solutions and Life Sciences	$781M	$897M	Total Revenue	FY 2019 and FY 2020 PBVC (annual cash incentive)
	$90M	$122M	Adjusted Operating Profit	LTIP FY 2019 - 2021 LTIP FY 2020 - 2022
Drive Margin Expansion	41.9%	43.6%	Adjusted Gross Margin	FY 2019 and FY 2020 PBVC (annual cash incentive)
Utilize Balanced and Disciplined Capital Deployment	$90M	$122M	Adjusted Operating Profit	LTIP FY 2019 - 2021 LTIP FY 2020 - 2022
	$67M	$89M	Free Cash Flow	LTIP FY 2019 - 2021 LTIP FY 2020 - 2022
	7.4%	6.8%	ROIC	LTIP FY 2019 - 2021 LTIP FY 2020 - 2022

Executive Compensation Program Framework
Philosophy and Objectives
Our executive compensation program is intended to reward our senior leadership team for achieving performance that is directly tied to our annual operating and longer-term strategic plans which are designed to create value for our stockholders. We believe that our plan structure clearly aligns our reward outcomes with the interests of our stockholders, as reinforced by our dialogue with stockholders over the last several years.
We have identified strategic business imperatives and designed our executive compensation programs in a manner that we believe provides appropriate incentives for management to work toward our mutually beneficial goals.
Strategic Imperatives
Drive performance
•	Extend our leadership position in our core markets
•	Employ value creation methodology for the rapid growth of our Semiconductor Solutions and Life Sciences businesses
•	Utilize balanced and disciplined capital deployment
Deliver profitable growth
•	Drive margin expansion in each of our two core businesses
•	Achieve rapid and profitable growth of Life Sciences with organic and acquisition investments
We believe our executive compensation program provides competitive compensation that is in line with the practices of leading semiconductor capital equipment, life sciences, and high technology companies with whom we compete for business and talent. Our total rewards strategy is intended to provide:
•	a balance between fixed and variable pay that rewards performance and results
•	performance-based awards that are tied to aggressive but achievable company and business unit results
•	recognition that in our cyclical and volatile industries the ability to perform throughout business cycles is critical to our long-term success
BROOKS AUTOMATION – 2020 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS
We do not define specific percentages of fixed, variable, and long-term compensation for our executives. We designed our executive pay program to provide base compensation that is competitive with our peer group along with the opportunity to earn variable pay when justified by financial performance. Our pay for performance design emphasizes “at-risk” variable compensation which is paid based upon achievement of strategic accomplishments that are directly tied to increasing stockholder value.
Strong Governance and Pay Practices
We believe that our executive compensation program supports our business strategies and talent management objectives and is consistent with governance best practices that serve our stockholders’ long-term interests. The following are some of the highlights of our program design and pay practices:
What We Do	What We Don’t Do
Maintain stock ownership guidelines to reinforce the alignment of executive officer and stockholder interests	No above-median pay benchmarking
Maintain clawback provisions to assure accountability	No gross-up provisions
Provide for double-trigger change-in-control benefits	No pension plans or other post-employment benefit plans
Consult with an independent compensation consultant	No executive perquisites
Conduct an annual risk assessment of our pay design and practice	No severance multipliers in excess of 3 times total pay
Conduct an annual review of pay levels	No dividends on RSUs until they vest
Conduct evaluations of performance goal rigor	No hedging or pledging of our stock
Solicit stockholder input and incorporate their feedback
Require minimum vesting periods on equity awards
Policy Prohibiting Hedging
We have a policy that prohibits all employees (including executives and directors) from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities, including any of the following activities: (1) “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) of our securities; (2) use of our securities to secure a margin or other loan; (3) transactions in our securities involving straddles, collars or other similar risk reduction or hedging devices; and (4) transactions in publicly traded options relating to our securities (i.e., options that are not granted by us).
Key Components of Compensation
Our executive compensation program consists of three components: base pay; annual cash incentive under our PBVC and annual equity awards under our LTIP.
Element	Objectives
Base Salary	•	Provides regular source of income at market-competitive levels
PBVC	•	Motivates executive team to achieve key annual financial goals and objectives
	•	Provides at-risk compensation that is not earned if minimum threshold goals are not achieved as well as upside earnings potential for achievement of stretch goals
LTIP	•	Motivates executive team to execute against longer-term financial and strategic objectives
•
Provides a direct link between performance outcomes and actual pay realized through the use of performance-based RSUs, representing 75% of each executive’s annual LTIP grant. Payout is contingent upon achieving minimum performance thresholds, and provides upside potential for stretch performance

	•	Provides retention incentive through the use of time-based RSUs representing 25% of each executive’s annual LTIP grant
26 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In allocating total direct compensation among these three components, we seek to provide competitive levels of fixed compensation (base pay and time-based RSUs) and, through annual and long-term variable incentives, provide opportunity for additional compensation where aggressive but achievable performance objectives are met. For fiscal 2020, our CEO’s and other named executive officers’ target pay mix emphasized variable at-risk pay opportunities as illustrated below:

Note: Named Executives Officers Average does not include CEO.
Determining Executive Compensation
The HRC Committee is responsible for developing and administering the compensation program for executives as illustrated in the chart below. All HRC Committee pay recommendations are submitted to the non-employee directors of the Board for final vote and approval. The HRC Committee is composed of three members, all of whom are independent directors. Ms. Ellen M. Zane is Chair of the HRC Committee having been appointed in February 2015, and she is currently joined on the HRC Committee by Ms. Robyn C. Davis and Dr. Michael Rosenblatt.
BROOKS AUTOMATION – 2020 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS
Each year our CEO, with the assistance of our Human Resources department, makes annual recommendations to the HRC Committee regarding the salaries, incentive payments and equity grants for key employees, including all executive officers other than himself. The HRC Committee also holds executive sessions that are not attended by members of management. The HRC Committee makes recommendations to the non-employee directors on each element of our CEO’s compensation, as well as other significant aspects of our executive compensation programs, for final approval by our full Board. The recommendations of the HRC Committee typically include the following:
•	Executive compensation program development
•	PBVC and LTIP design, performance metrics and goals determination
•	Executive base salary adjustments
•	Incentive plan achievement awards and payouts
•	Pay programs and policies that impact the executive team such as severance and change in control arrangements, stock ownership requirements and other pay governance items

Shareholder Outreach
April/May HRC Committee and Board Meeting
• Develop shareholder outreach materials
• Review compensation consulting relationships
• Review legislative and market impacts to program
January/February HRC Committee and Board Meeting
• Review proxy analysis reports
• Review stock ownership guidelines
• Shareholder outreach planning
Annual Shareholders Meeting
CD&A/Proxy Filed
Human Resources and Compensation Committee Annual Compensation Calendar
July/August HRC Committee and Board Meeting
• Review philosophy and pay strategies
• Initial review of executive incentive plan designs and targets
• Review of Pay for Performance report
• Review and approval of peer group for next fiscal year
October HRC Committee Meeting
• Additional review of executive incentive plans design, metrics and goals for new fiscal year
• Review of market and trends
• Competitive pay analysis review
November HRC Committee and Board Meeting
• Final review and approval of executive incentive plans design, metrics and goals
• Compensation program risk analysis
• Review and approve prior year incentive payouts
• Review CD&A drafts
• Review and approve CEO and other Named Executive Officers base salary recommendations
• Board approves recommendations from HRC Committee
• CEO Performance Assessment Review
• CEO Pay Elements review and approval

Use of Consultants
The HRC Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities as described below. Each year our outside compensation consultant assists the HRC Committee in evaluating the competitiveness and appropriateness of executive compensation levels and practices. In fiscal 2020 the HRC Committee continued its engagement with its independent compensation consultant, Pearl Meyer & Partners, or Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all of the elements of our executive compensation program. Pearl Meyer performs services solely on behalf of the HRC Committee and has no relationship with the Company or management except as it may relate to performing such services. The HRC Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of the Nasdaq Stock Market and concluded that no conflict of interest exists that prevents Pearl Meyer from independently representing the HRC Committee. Services provided by Pearl Meyer in fiscal 2020 included:
•	a review of the appropriateness of our peer group for executive compensation comparison purposes
•	a competitive assessment of Brooks as compared to the market based on the compensation components of base salary, target annual incentives, long-term incentives, and total direct compensation
•	an evaluation of the design of our incentive plans (PBVC and LTIP)
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COMPENSATION DISCUSSION AND ANALYSIS
•	an evaluation of the rigor of our short-term and long-term incentive metrics and goals and their corresponding potential impact on increasing stockholder value
•	an analysis of our equity practices to assure prudent equity management as measured by our share burn rate, dilution and overhang
•	an analysis of our short- and long-term pay for performance alignment relative to our peer group
•	attendance at scheduled HRC Committee meetings to assist with ongoing support
The information provided by Pearl Meyer is supplemented by compensation survey data purchased by the Company from Radford Executive Survey, which is used to gauge the market competitiveness of our senior executive compensation.
Before each meeting, the HRC Committee is provided appropriate materials and information necessary to make informed decisions about our executive compensation practices. These materials may be supplemented by reports prepared by Pearl Meyer or our Human Resources department. The HRC Committee uses its judgment supported by facts and documentation in making compensation recommendations that it believes supports our philosophy and objectives.
Peer Group
In consultation with Pearl Meyer, the HRC Committee annually reviews our peer group to ensure it is appropriate to utilize for external compensation comparisons. Criteria used to select these companies include industry comparability, revenue size and market capitalization, and product/service comparability. We generally exclude companies from the peer group that primarily make integrated circuit, or IC, chips because of the significantly different business model of those chip makers versus semiconductor capital equipment manufacturers like us. Publicly traded life sciences services and equipment companies within our financial ranges are also included in the peer group.
Step		Selection Criteria
1.	Industry Similarity	»
Publicly traded companies in the Semiconductors & Semiconductor Equipment (GICS: 4530), Health Care Equipment & Services (GICS: 3510) or Pharmaceuticals, Biotechnology & Life Sciences (GICS: 3520) industry groups

2.	Geographic Similarity	»	US-based companies
3.	Size Similarity	»	Revenue: $250M - $2.4B, approximating 0.33x - 3.0x range around Brooks’ trailing four-quarter revenue
		»	Market Capitalization: $$900M-$8.8B approximating a 0.33x - 3.0x range around Brooks’ current market capitalization at 6/30/2020
4.	Business Profile Similarity	»	Preference given to companies in the semiconductor and life sciences industry and/or companies with a presence in either of these markets
			a)	Those with comparable products/services
			b)	Those that serve the life sciences market to reflect Brooks’ business strategy of expanding its Life Sciences segment with its sample management systems and services, and gene sequencing and synthesis
We employed a very similar peer group review and selection criteria in fiscal 2020 as used in fiscal 2019. After several years of merger and acquisition activity, the peer group remained static with regard to transactions and we chose to keep the same companies in our fiscal 2020 peer group as we used in the prior fiscal year. We believe using the same peer group year-over-year optimizes benefit of year-over-year comparisons. Given our current revenue split, the peer group appropriately reflects the split between Semiconductor Solutions and Life Sciences operations that is central to Brooks’ business strategy. The peer group also provides reasonable overlap with the proxy advisory firms’ peer groups.
BROOKS AUTOMATION – 2020 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS
We believe the fiscal 2020 peer group has balance between revenue and market capitalization for size and includes numerous life sciences companies or those offering life science products. This number of peer group companies with life sciences products is reflective of our evolving strategic focus.

*	Trailing twelve months revenue at June 30, 2019
**	as of June 30, 2019
The following chart contains a list of the companies in our fiscal 2020 and 2019 peer groups.
Fiscal 2020 Peer Group:	Fiscal 2019 Peer Group:
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
Axcelis Technologies, Inc.	Axcelis Technologies, Inc.
Bio-Rad Laboratories, Inc.	Bio-Rad Laboratories, Inc.
Bruker Corporation	Bruker Corporation
Cabot Microelectronics Corporation	Cabot Microelectronics Corporation
Coherent, Inc.	Coherent, Inc.
Entegris, Inc.	Entegris, Inc.
FormFactor, Inc.	FormFactor, Inc.
Haemonetics Corporation	Haemonetics Corporation
MKS Instruments, Inc.	MKS Instruments, Inc.
MTS Systems Corporation	MTS Systems Corporation
Novanta, Inc.	Novanta Inc.
Onto Innovation Inc. (formerly Rudolph Technologies, Inc.)	Onto Innovation Inc. (formerly Rudolph Technologies, Inc.)
Ultra Clean Holdings, Inc.	Ultra Clean Holdings, Inc.
Varex Imaging Corporation	Varex Imaging Corporation
Veeco Instruments, Inc.	Veeco Instruments, Inc.
30 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2020 Executive Compensation Program
Based on Pearl Meyer’s competitive assessment and the HRC Committee’s review of each executive’s scope of responsibility and individual performance, the HRC Committee set target pay levels for the CEO and our other executive officers that were in accordance with our compensation philosophy.
The outcomes of our fiscal 2020 executive compensation program can be summarized as follows:
Fiscal 2020 Element	Fiscal 2020 Outcome
Base Salary	•	Dr. Schwartz, Messrs. Robertson and Jarzynka, and Dr. Liao retained their current base salaries. Mr. Joseph received a base salary adjustment effective January 1, 2020 based on market survey data.
Performance-Based Variable	•	Corporate Revenue exceeded the target goal.
Compensation Plan (Cash)	•	Adjusted Gross Margin was slightly under the target goal.
	•	Adjusted EPS achieved between the threshold and target goals.
Long-Term Incentive Plan (2018 - 2020) Status: Complete. Final Achievement 95%	•
3-Year Metric Measures: cumulative Adjusted Operating Profit, cumulative Free Cash Flow; and 3-year average return on invested capital, or ROIC, together achieved 95% of weighted targets and participants vested in corresponding performance-based RSUs.

Long-Term Incentive Plan (2019 - 2021) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted Operating Profit; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2021.
Long-Term Incentive Plan (2020 - 2022) Status: Ongoing	•	3-Year Metric Measures: cumulative Adjusted Operating Profit; cumulative Free Cash Flow; and 3-year average ROIC to be measured following the end of fiscal 2022.
Base Salary
The HRC Committee reviews salaries annually and implements any adjustments effective January 1st, with occasional mid-year adjustments for off cycle events such as promotions. The HRC Committee considered the market competitive positioning of the CEO and other named executive officers and recommended that base salaries stay unchanged for each of our named executive officers other than Mr. Joseph. The following table lists base salaries for the last two fiscal years for the CEO and our other named executive officers.
FISCAL YEAR END BASE PAY
Name	September 30, 2019	September 30, 2020	Percent Increase
Stephen S. Schwartz	$675,000	$675,000	0.0%
Lindon G. Robertson	$500,000	$500,000	0.0%
David E. Jarzynka	$440,000	$440,000	0.0%
Guojuan Liao	$440,000	$440,000	0.0%
Jason W. Joseph	$350,000	$365,000	4.3%
Executive Pay Review (for Calendar Year 2020)
Stephen S. Schwartz - President and Chief Executive Officer
•
Dr. Schwartz’ compensation recognizes his achievements in successfully executing the Company’s growth strategy and transformation towards higher growth businesses. Both our Life Sciences segment and Semiconductor Solutions Group segment continued to gain market share and grow as he positioned both for potential future growth. Dr. Schwartz received a market-based adjustment to his base salary effective January 1, 2019 and given his competitive positioning among the peer group, his base salary was maintained at the same amount for the calendar year 2020.

Lindon G. Robertson - Executive Vice President and Chief Financial Officer; Guojuan (Amy) Liao, President Life Sciences Services; David E. Jarzynka - President, Brooks Semiconductor Solutions Group
•
Mr. Robertson and Mr. Jarzynka received market-based adjustments to their base salaries effective January 1, 2019 and given their competitive position among the peer group, their salaries were maintained at the same amount for the calendar year 2020. Dr. Liao joined Brooks on November 15, 2018 and we maintained her base salary at the same amount through the calendar year 2020.

BROOKS AUTOMATION – 2020 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS
Jason W. Joseph – Senior Vice President, General Counsel and Corporate Secretary
•
Mr. Joseph was provided a base salary adjustment effective January 1, 2020 to maintain his competitive positioning among the peer group based on the market data provided by our compensation consultant and our internal data analysis. Mr. Joseph played a lead role in the regulatory approval process with the divestiture of the Semiconductor Cryogenics business during fiscal 2019.

Annual Cash Incentive for Fiscal 2020 – Performance-Based Variable Compensation (PBVC)
Each year the HRC Committee, with management, reviews the Annual Operating Plan, or AOP, to determine the critical financial metrics and goals they believe will drive stockholder value when achieved. For fiscal 2020, the HRC Committee voted to retain the Revenue, Adjusted Gross Margin and Adjusted EPS metrics for the PBVC as each is aligned to the Company’s emphasis on accelerating profitable growth.
In reviewing the metrics and goals, the HRC Committee was guided by the following:
•	Aligning the shorter-term financial objectives of our annual PBVC incentives and the longer-term strategic objectives of our LTIP
•	Establishing financial goals that are aggressive but achievable, that show significant growth over prior years’ targets and results and that account for significant acquisitions and divestitures
•	Maintaining a strong linkage between incentive plan metrics and our strategic plan and business model
•	Defining appropriate ranges of financial long-term performance to equitably reward performance below and above our aggressive targets for our business during fiscal 2020
The HRC Committee met over several sessions and engaged our compensation consultant to review our (and our peer group’s) historical achievement levels on the proposed metrics to ensure appropriate rigor in setting these goals. Based on its independent assessment, Pearl Meyer concluded that the fiscal 2020 incentive compensation performance goals were of appropriate rigor reflecting:
•
A goal-setting process incorporating all marketplace best practices, including significant and meaningful year-over-year growth, appropriately structured performance ranges and corresponding reasonable payout levels

Alignment with investor expectations and performance ranges that are generally consistent with peer design
•	Challenging goals in both the PBVC and LTIP, yet not so challenging as to lessen the motivational and retentive value of the program
•	PBVC goals based on meaningful organic growth for continuing business operations
•	Historical payouts that have fluctuated demonstrating a history of sufficiently challenging goals
32 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2020 PBVC Financial Performance Goals
Our fiscal 2020 PBVC metrics and goals were key performance measures that anticipated continued growth in our Semiconductor Solutions Group and Life Sciences segments. The goals for the fiscal 2020 PBVC were determined by referencing financial targets in our AOP.
Annual Revenue:
•	Revenue goal set 13% higher than fiscal 2019 actual results and 1% higher than the fiscal 2019 PBVC target which included one quarter’s results from the divested Semiconductor Cryogenics business
•
Goals achievement dependent on: continued Semiconductor Solutions market share capture and aggressive growth; Life Sciences continued growth performance in a restructured Sample Management business; and a fully leveraged and synergistic Genomics Services business

•	Weighted at 50% of Target
Adjusted Gross Margin:
•	Key metric for measuring the ability to drive profitability at all points in the industry cycle while outperforming the industry and increasing market share
•	Target is a 160bp improvement over fiscal 2019 actual results and a 20bp increase over fiscal 2019 target
•	Goal driven by: Semiconductor Solutions expansion on product cost reductions and improved product value mix; Life Sciences increases on improved mix; and expanding into higher valued markets
•	Weighted at 25% of Target
Adjusted EPS:
•	Aggressive target goal to measure our performance in delivering profitable growth across all spend categories using a metric that is understood by our stockholders
•	The Adjusted EPS target is the same goal as the fiscal 2019 goal which included one quarter’s results from the divested Semiconductor Cryogenics business
•	Target is 30 cents greater than our fiscal 2019 Adjusted EPS result
•	Weighted at 25% of Target
Fiscal 2020 Corporate PBVC Results
		TARGETS				ACHIEVEMENT
						Year End Result
Corporate	Metric Weighting	Threshold 25%	Target 100%	Max 150%	Full Year Actual	Award Percent	Weighted % of Target Award
Annual Revenue	50%	$800M	$885M	$950M	$893.4M	106.5%	53.2%
Adjusted Gross Margin	25%	42.0%	43.7%	45.0%	43.6%	97.1%	24.3%
Adjusted EPS	25%	$1.05	$1.30	$1.70	$1.24	83.0%	20.7%
Corporate Financial Metrics	100%						98.3%
(i)
Fiscal 2020 PBVC results were a significant improvement over the fiscal 2019, which yielded a payout of 40.8% of weighted target goals. This was accomplished during the COVID-19 pandemic for over half of the Company’s operating year. Solid performance within our Semiconductor Solutions Group segment featured a record number of “design-in-wins” allowing the business to continue to gain market share. The Contamination Control Solutions business unit had a record year with strong growth in revenue and profitability. The continued acceptance of the MagnaTran® LEAP™ and Marathon® LEAP™ vacuum robotics product line additionally helped fuel strong results within Semiconductor. Our Life Sciences businesses in both Products and Services played vital and responsive roles in the advancement of COVID-19 care and are expected to help enable the delivery of treatments and vaccines while continuing to achieve operating margin expansion and delivering double-digit revenue growth. Our accretive acquisition of an informatics focused company in February 2020 was not included in the fiscal 2020 PBVC results.

BROOKS AUTOMATION – 2020 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS
Listed below are our CEO’s and our other named executive officers’ earned cash payouts based on the achievement of the corporate financial metrics as weighted. Mr. Jarzynka and Dr. Liao were also measured on specific business unit financial performance under the fiscal 2020 PBVC.
	Target Opportunity as % of Fiscal Year Base Pay	Metric Weighting		Cash Payout	Payment as a % of Target
Name		Corporate	Business
Stephen S. Schwartz	110%	110%	0%	$729,692	98.3%
Lindon G. Robertson	100%	100%	0%	$491,375	98.3%
Guojuan Liao	75%	0%	100%	$261,096	79.1%
David E. Jarzynka	75%	40%	60%	$317,526	96.2%
Jason W. Joseph	60%	100%	0%	$212,943	98.3%
Long-Term Incentives
We regularly review the design of our equity incentive plan to ensure it remains calibrated to our long-term strategic goals while providing the appropriate balance of challenge and motivation.
With the transformation of the Company that has accelerated over the prior two years, the HRC Committee conducted an in-depth review of the plan designs for both our annual PBVC and our three-year LTIP in both fiscal 2019 and 2020. The HRC Committee commissioned Pearl Meyer to assist with the review and enlisted the support of the Company’s Human Resources department. The objectives and process of the review were as follows:
•	Diligence exercise to assist the HRC Committee and management in defining the strongest incentive plan metrics that drive stockholder value;
•	Internal Review: Subjective analysis and discussion on current metrics linkage and alignment to specific strategic criteria;
•	External Review: Benchmarking of our incentive plan metrics alignment to our compensation peer group and review of achievement results and payouts over several years; and
•	Determination of incentive metrics and design for upcoming PBVC and LTIP awards.
The HRC Committee presented the conclusions from the review to the full Board at the Board’s August 2019 and August 2020 meetings. In summary, both reviews reinforced our belief that our plan designs as well as metrics and goals are appropriately aligned with prevailing peer practices. The HRC Committee and the Board also concluded that the metrics and incentive plan designs are closely tied to our business strategy for both the short and long term and have served the stockholders well in delivering value.
Each of our named executive officers received award grants of both time-based and performance-based RSUs in fiscal 2020.
We use performance-based RSUs for the majority (75%) of our equity grants and measure performance at the end of each three-year LTIP period.
Similar to our annual PBVC, the HRC Committee has been very consistent in the selection of metrics for the LTIP that are in support of our long-term strategy. We believe this consistency helps focus the executives on achieving the financial results that we believe will drive stockholder value. We believe total annualized stockholder return for our 5-, 3- and 1- year periods of 34%, 16%, and 26%, respectively, are strong indicators that our incentive plans are helping drive appropriate, results-focused behaviors.
The financial metrics for the fiscal 2018, 2019 and 2020 LTIPs are comprised of cumulative Adjusted Operating Profit, cumulative Free Cash Flow, and three-year average ROIC, each equally weighted.
We have selected these metrics because we believe:
•	Adjusted Operating Profit is a key performance indicator that motivates and rewards sustained growth in profit, and demands a longer-term management focus on business operations and profitability;
•
Free Cash Flow will provide funding for growth initiatives, focused on new product development and acquisitions, and is a key indicator of overall company performance with a strong management line of sight; and

•
ROIC is a key financial metric, as it focuses executives on a forward looking, disciplined approach to capital investment in optimizing stockholder return. This metric will measure effective capital deployment in internal organic investments and acquisitions with accretive returns.

34 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Grant Process
The value of each year’s LTIP equity grant for the CEO and our other named executive officers is based on a variety of factors including market and peer group data as provided by Pearl Meyer, the ability of the executive to impact long-term stockholder value, the executive’s prior contributions and performance and the current outstanding equity grants held by the executive. For executive officers, this translates into a projected equity value to target cash compensation ratio generally ranging from 1.0 to 1.5. A combination of performance and time-based RSUs are used as part of our LTIP. Performance-based RSUs are intended to focus and align management leadership to increasing share value and profitable growth, while time-based RSUs help promote retention of key leadership talent.
The following table shows grant date value for the fiscal 2018, 2019 and 2020 LTIPs.
LTIP Grant Date Value
(In thousands)
Grant Date	2018 11/8/17	2019* 11/29/18	2020 11/11/19
Executive
Stephen S. Schwartz	$2,194	$2,982	$2,500
Lindon G. Robertson	$1,050	$1,257	$1,050
Guojuan Liao	—	$957	$800
David E. Jarzynka	$660	$957	$850
Jason W. Joseph	$540	$628	$600
*
The grant date value shown for fiscal 2019 is approximately 20% higher than the grant dollar value approved by the Board due to a timing issue where the HRC Committee meeting to approve the LTIP design for fiscal 2019 - 2021 was held on November 29, 2018, after the date used by the Company to convert dollar values to RSUs under its standard practice (3 days following the release of earnings, November 23, 2018). Over the period from November 23, 2018 to November 29, 2018, the price of Brooks’ stock rose by approximately 20%. This timing issue did not occur in fiscal 2020 and the grant date value was equal to the grant dollar value.

Equity Plan Analysis
The most recent Pearl Meyer executive pay analysis, completed in September 2020, noted that Brooks’ dilution (total number of shares outstanding under the equity compensation programs as a percentage of the most recent fiscal year’s shares outstanding) was below the 25th percentile of our 2020 compensation peer group. Our share burn rate, which is the sum of options and full-value shares granted divided by weighted average shares outstanding (where all options and full-value shares are counted equally) was 0.6% in fiscal 2020 and 0.8% for our three-year average as shown in the chart below. These figures are approximate to the 25th percentile of our peer group. We believe this judicious use of equity awards affords the HRC Committee flexibility in incenting executive behaviors to drive strategic initiatives.

BROOKS AUTOMATION – 2020 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2018 - 2020 LTIP
The fiscal 2018 LTIP covering the fiscal years 2018 – 2020 was approved by the HRC Committee and the full Board in November 2017 and was designed with the same metrics as the fiscal 2017 – 2019 LTIP but with significantly greater goals for each metric that took into account the strong performance in fiscal 2017 and the Company’s longer-term financial models that we believe support a strategy of profitable growth. The HRC Committee decided to make each metric equally weighted at one-third by increasing the weighting of the ROIC metric to help focus on growing our acquired companies.
Prior to the start of the 2019 fiscal year on October 1, 2018, we announced that we were in the process of divesting our Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco group) for $675 million and buying genomics services provider GENEWIZ for $450 million. The GENEWIZ acquisition closed on November 15, 2018 and it was anticipated that the divestiture of the Semiconductor Cryogenics business would close sometime in the second fiscal quarter (January – March 2019).
Based on these two transformative transactions, we assessed the goals for the 2018 – 2020 LTIP established in November 2017 and determined they were not consistent with the profile of the Company that would now include GENEWIZ for almost two full years of the LTIP while excluding the Semiconductor Cryogenics business for a similar period. The Committee reviewed several options to better align the goals of the plan with the new profile of the Company to maintain the LTIP’s relevance and motivational value. After modeling several options, the HRC Committee recommended and the Board approved revised goals for fiscal 2018 – 2020 LTIP using the following methodology:
•
For our Adjusted Operating Profit and ROIC metrics, we used actual fiscal 2018 results as year one goals as these results both exceeded our AOP targets; we then added our fiscal years 2019 and 2020 operating plan forecasts for these two metrics to use as year two and three goals. These forecasts included GENEWIZ results from November 15, 2018 and excluded the results of the Semiconductor Cryogenics business from October 1, 2018.

•
For our Free Cash Flow metric, we determined that the actual fiscal 2018 results fell below the AOP target for fiscal 2018. In order to maintain the intent of the LTIP, we used the higher AOP target (versus the lower actual result) for fiscal 2018’s Free Cash Flow contribution to the three-year target and added the fiscal 2019 and fiscal 2020 operating forecast targets to determine a revised three year cumulative goal for the fiscal 2018 – 2020 Free Cash Flow metric.

We believe establishing revised goals was essential to maintaining the motivational value of the fiscal 2018 – 2020 LTIP allowing us to equitably measure management’s performance over the three-year period while retaining the prior goals that were established under a significantly different financial profile which would have had the opposite effect. With only one year of the three-year LTIP period completed, we believed that revising the goals was the most prudent approach to retain the motivational value of the LTIP.
The revised goals at target were amended by the following percentages:
•	ROIC – 3-year average reduced by 3.8% due to the impact of the acquisition of GENEWIZ and divestiture of the Semiconductor Cryogenics business
•	Free Cash Flow – 3-year cumulative total reduced by $45 million
•	Adjusted Operating Profit – 3-year cumulative total increased by $75 million
Following the end of fiscal 2020, we measured our performance against the goals. Our strong financial performance over the last three-year period resulted in our ROIC and Free Cash Flow metrics slightly exceeding the target goal while the Adjusted Operating Profit metric reached 70% of target, providing for an overall vesting percentage of 95% of each performance-based RSU granted to our named executive officers.
LTIP 2018 - 2020 Financial Results
Long Term Incentive Plan Objectives – Fiscal 2018 - 2020 LTIP
Strategic Objective	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum +200% of Award	Results	Weighted % of Target Earned
Adjusted Operating Profit(1)	33.3%	3 Years	Cumulative Adjusted Operating Profit 2018 - 2020	$250M	$400M	$550M	$340M	23%
Free Cash Flow(2)	33.3%	3 Years	Cumulative FCF 2018 - 2020	$115M	$205M	$325M	$216M	36.3%
ROIC:(3)	33.4%	3 Years	3-year-average ROIC	6%	9.2%	15%	9.5%	35.7%
Total								95%
(1)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

36 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
(2)	Free Cash Flow: operating cash flow less capital expenditures.
(3)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted (Y1 + Y2 + Y3)/3.
The following table summarizes the PSU awards earned by our named executive officers under the fiscal 2018 - 2020 LTIP:
	Fiscal 2018- 2020 LTIP
Name	Performance-Based RSUs (PSUs) Granted at Target	Total PSUs Earned (vested 11/15/2020]
Stephen S. Schwartz	48,540	46,113
Lindon G. Robertson	23,230	22,069
Guojuan Liao*	—	—
David E. Jarzynka	14,602	13,872
Jason W. Joseph	11,947	11,350
* Dr. Liao joined the Company in November 2018 and was not a participant in the fiscal 2018-2020 LTIP
Fiscal 2019 – 2021 and Fiscal 2020-2022 LTIPs
The fiscal 2019 and fiscal 2020 three-year LTIP metrics are also based on cumulative Adjusted Operating Profit, cumulative Free Cash Flow and a three-year average of our ROIC, all equally weighted. Each quarter at its regularly scheduled meetings, the HRC Committee and full Board review the Company’s financial results to date and forecast for the remaining fiscal year period against the goals for each plan.
FINANCIAL OBJECTIVES FISCAL 2019 - 2021 AND FISCAL 2020-2022 LTIPs
Strategic Objective	Weighting	Measurement Time Frame	Metrics	Threshold 25% of Award	Target 100% of Award	Maximum +200% of Award
ROIC (with acquisitions)(1)	34%	3 Years	3–year–average ROIC	*	*	*
Free Cash Flow (2)	33%	3 Years	Cumulative Free Cash Flow	*	*	*
Adjusted Operating Profit (3)	33%	3 Years	Cumulative Adjusted Operating Profit	*	*	*
Definitions:
(1)	ROIC: GAAP income minus interest (after tax) as a percentage of average net assets, excluding cash and net deferred taxes. Each year’s average ROIC is equally weighted (Y1 + Y2 + Y3)/3.
(2)	Free Cash Flow: operating cash flow less capital expenditures.
(3)
Adjusted Operating Profit: cumulative pre-tax operating income before special charges; excludes: (a) amortization expense; (b) purchase accounting adjustments; (c) restructuring expenses; (d) interest income; (e) other income; (f) joint venture income; (g) other items that may be excluded from Adjusted EPS.

*
We do not publicly disclose our goals during the performance periods due to the proprietary and competitive sensitivity of the information. We believe these goals to be consistent with our philosophy of establishing aggressive but achievable targets, and after two years’ and one year’s results, respectively, participants are motivated to achieve the targets for the fiscal 2019-2021 LTIP and the fiscal 2020-2022 LTIP.

Elements of Our Fiscal 2021 PBVC and LTIP
In establishing our metrics and goals for the fiscal 2021 short- and long-term incentive plans, we again relied upon the comprehensive review undertaken to ensure our plan designs and metric selection were strongly aligned to our business and optimized to help drive stockholder value.
The review affirmed the appropriateness of our current plan design and features for both the PBVC and LTIP.
BROOKS AUTOMATION – 2020 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS
For the fiscal 2021 PBVC cash incentive, the financial metrics are again composed of Corporate Revenue (50% weight), Adjusted Gross Margin (25% weight) and Adjusted Earnings Per Share (25% weight). All three financial metrics will be measured against the fiscal 2021 performance goals. For the fiscal 2021 – 2023 LTIP, the financial metrics are comprised of cumulative Adjusted Operating Profit (33% weight), cumulative Free Cash Flow (33% weight) and ROIC (34% weight). All three financial metrics will be measured against three-year performance goals for the fiscal 2021 - 2023 performance period.
Other Compensation and Policies
Stock Ownership Guidelines
Stock ownership guidelines require that within five years of their hire date, executive officers, including our named executive officers Dr. Schwartz, Messrs. Robertson, Jarzynka and Joseph, and Dr. Liao, acquire and maintain beneficial ownership of Brooks shares at different multiples of salary depending upon position. The HRC Committee approved an increase to the CEO requirement to six (6) times base salary from the previous five (5) times base salary in fiscal 2018. The CFO has an ownership requirement of three (3) times base salary. The remaining positions covered by the policy have ownership requirements of two (2) times base salary. At the end of fiscal 2020, Dr. Schwartz exceeded his six (6) times ownership requirement; Mr. Robertson exceeded his three (3) times ownership requirement; and the remaining named executive officers, other than Dr. Liao, who is new within the accumulation period, also exceeded their two (2) times base salary requirement. The guidelines cease to apply to any executive officer after termination of their employment.
Risk Assessment Process
The HRC Committee has assessed the risk profile of its compensation program to monitor whether any element of compensation or any policy encouraged inappropriate or unacceptable risk to the Company on an annual basis. The HRC Committee is provided with a series of Company analytical factors which focus upon several key areas of our compensation program, including: external market reference; pay mix; range and sensitivity of our PBVC and LTIP; selection of performance metrics; goal setting process; and our checks and balances on the payment of compensation. We believe this provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is being maintained.
The HRC Committee believes our policies and procedures achieve this balance. The Company also has clawback provisions in place as discussed in more detail below, as well as stock ownership guidelines to further align the executive’s interests with that of our stockholders. The HRC Committee regularly monitors the executives’ progress against our stock ownership guidelines. The HRC Committee believes our policies and rewards structure appropriately balances the creation of long-term value with shorter-term positive results.
Clawback Provisions
Clawback provisions which apply to the CEO and CFO are contained in employment agreements and/or offer letters and are consistent with the Sarbanes-Oxley Act of 2002. These provisions govern the recoupment of annual and long-term incentive compensation in the event of an accounting restatement due to material noncompliance by the Company that results from misconduct or gross negligence relating to any financial reporting requirements. In November 2013, the Board approved an incentive compensation recoupment policy that applies to all executive officers (including the CEO and the CFO), which is applicable to incentive-based compensation (such as the PBVC and performance-based RSUs) awarded to executive officers after the adoption of the policy. Pursuant to the policy, in the event we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, we will use reasonable efforts to recover any amount in excess of what would have been paid to such executive officers (or such former executive officers) whose intentional misconduct caused or contributed to the need for the restatement under the accounting restatement for any such incentive-based compensation during the three-year period preceding the restatement.
Employment Agreements
We currently have an employment agreement with Dr. Schwartz. The agreement provides for, among other things, a specified annual base salary and the target variable compensation award based on performance. It also provides that he will be entitled to severance of one year’s base salary and continued participation in benefit plans if his employment is terminated by us without “cause” or if he resigns for “good reason”. Severance and benefits are continued on a payroll to payroll basis if he remains unemployed following the initial twelve months of payment up to an additional twelve months. More information can be found under the section “Post-Employment Benefits”.
Messrs. Robertson and Jarzynka have each entered into offer letters that stipulate the terms and conditions of their employment with the Company. In June 2015, we modified the original offer letter to Mr. Robertson to provide for the same severance provisions as Dr. Schwartz (one year’s base salary and benefits and up to an additional 12 months so long as the executive remains unemployed). In November 2016 we modified the offer letter to Mr. Jarzynka to provide severance pay of six months base salary and benefits and up to an additional six months of severance and benefits so long as the executive remains unemployed. We believe these changes are appropriate as they reflect customary market practice for executives and provide our executives the proper focus when analyzing potential transactions.
38 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Change-In-Control and Non-Compete Agreements
We currently have provisions within our equity award agreements that provide for accelerated vesting at target in the event of a double-trigger change in control (termination of employment without “cause” or for “good reason” within a year following or six months prior to a change-in-control).
In June 2015, we extended the double-trigger change in control provisions to our severance and benefits arrangements with Dr. Schwartz and Mr. Robertson and increased the protected termination period following a change in control to two years. The arrangement includes:
•	Cash severance, payable bi-weekly, equal to two times the amount of their current base salary and annual target bonus
•	A lump sum payment to cover the approximate cost of the Company’s portion of premiums for coverage under their welfare benefit plans for two years following termination
•	Fully accelerated vesting of all unvested equity awards including any performance-based awards that have not yet been earned calculated at the target award amount
In exchange for the change in control agreement, we entered into a non-competition agreement with Dr. Schwartz and Mr. Robertson where each executive agreed that during the term of the agreement and for 12 months following termination for any reason, the executive:
•	Shall not work or invest in any business that is competitive with Brooks
•	Shall not solicit for employment any employee of the Company or solicit a customer (within the last two years) of the Company
In November 2016, we extended the change-in-control provisions and non-compete agreements to Mr. Jarzynka on the same basis as described for Dr. Schwartz and Mr. Robertson.
Indemnification Agreements
We entered into an indemnification agreement at the time of hire with our CEO and our other named executive officers. The indemnification agreement provides that we will pay amounts incurred in connection with any civil or criminal action or proceeding, specifically including actions by or in the Company’s name where the involvement is by reason of the fact that he or she is or was an officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreement, the CEO will receive indemnification unless he or she is adjudged not to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of Brooks.
Tax Deductibility
Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to our named executive officers, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as performance-based. Certain of our compensation programs were designed to permit us to qualify for the performance-based exception, although the Company reserved the right to pay compensation that did not qualify as “performance-based”. While the HRC Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
Section 280G and related sections of the Internal Revenue Code provide that executive officers and directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change in control event, and that we could lose a deduction on the amounts subject to the additional tax. We have not provided any executive officer, including Dr. Schwartz, with a commitment to gross up or reimburse other tax amounts that the executive might pay pursuant to Section 280G of the Internal Revenue Code. In January 2010, the Board voted that it would not make any gross-up or tax reimbursement commitments to any executives.
Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or service provider who receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, we intend to structure equity awards and other deferred compensation payments in a manner to comply with the applicable Section 409A requirements.
BROOKS AUTOMATION – 2020 Proxy Statement 39

COMPENSATION DISCUSSION AND ANALYSIS
Human Resources and Compensation Committee Report
To The Stockholders of Brooks Automation, Inc.:
The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted,
Human Resources and Compensation Committee
as of September 30, 2020
Ellen M. Zane, Chair
Robyn C. Davis
Michael Rosenblatt
40 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
COMPENSATION TABLES FOR NAMED EXECUTIVE  OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years indicated below:
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation	Total
Stephen S. Schwartz	2020	$675,000		$2,500,039	$729,692	$12,825(3)	$3,917,556
President and Chief Executive Officer	2019	$667,692		$2,991,821	$299,293	$12,600	$3,971,406
	2018	$643,750		$2,217,307	$1,052,563	$12,375	$3,925,995
Lindon G. Robertson	2020	$500,000		$1,050,015	$491,375	$12,825(4)	$2,054,215
Executive Vice President & Chief Financial Officer	2019	$495,615		$1,495,941	$201,963	$12,600	$2,206,119
	2018	$473,750		$1,061,135	$614,335	$12,375	$2,161,595
Guojuan Liao	2020	$440,000		$800,016	$261,096	$12,825(5)	$1,513,937
President, Life Sciences Services	2019	$366,385	$63,952	$957,389	$255,713	$15,430	$1,658,869
David E. Jarzynka	2020	$440,000		$850,035	$317,526	$12,825(6)	$1,620,386
President, Brooks Semiconductor Solutions Group	2019	$422,462		$957,389	$87,671	$13,400	$1,480,922
	2018	$372,500		$667,008	$396,349	$13,829	$1,449,686
Jason W. Joseph	2020	$360,558		$600,036	$212,943	$13,042(7)	$1,186,579
Senior Vice President, General Counsel and Secretary	2019	$345,615		$758,214	$84,433	$12,817	$1,201,079
	2018	$330,673		$545,728	$257,729	$11,650	$1,145,780
(1)
Awards consist of restricted stock unit (RSU) awards. In November 2019, the Company issued both time-based and performance-based RSUs under our fiscal Year 2020 - 2022 Long-Term Incentive Plan to each of the named executive officers. The value of an award is based on the fair value as of the grant date calculated in accordance with FASB ASC Topic 718 (previously FAS 123R). The grant date fair value of the performance-based RSUs assuming the maximum potential value is achieved is $3,750,000 for Dr. Schwartz; $1,575,000 for Mr. Robertson; $1,275,000 for Mr. Jarzynka; $1,200,000 for Dr. Liao; and $825,000 for Mr. Joseph.

(2)	Amounts consist of cash incentive compensation awards earned for services rendered in the relevant fiscal year under the Company’s Performance-Based Variable Compensation Plan.
(3)	Represents amounts paid or accrued by the Company on behalf of Dr. Schwartz as follows: $12,825 in matching contributions to Dr. Schwartz’s account under the Company’s qualified 401(k) plan.
(4)	Represents amounts paid or accrued by the Company on behalf of Mr. Robertson as follows: $12,825 in matching contributions to Mr. Robertson’s account under the Company’s qualified 401(k) plan.
(5)	Represents amounts paid or accrued by the Company on behalf of Dr. Liao as follows: $12,825 in matching contributions to Dr. Liao’s account under the Company’s qualified 401(k) plan.
(6)	Represents amounts paid or accrued by the Company on behalf of Mr. Jarzynka as follows: $12,825 in matching contributions to Mr. Jarzynka’s account under the Company’s qualified 401(k) plan.
(7)	Represents amounts paid or accrued by the Company on behalf of Mr. Joseph as follows: $13,042 in matching contributions to Mr. Joseph’s account under the Company’s qualified 401(k) plan.
BROOKS AUTOMATION – 2020 Proxy Statement 41

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Grants of Plan-Based Awards Table
Fiscal Year 2020
During the fiscal year ended September 30, 2020 the following plan-based awards were granted to the named executive officers:
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen S. Schwartz		$742,500	$1,485,000
	11/11/2019(2)						13,295	$624,998
	11/11/2019(3)			9,972	39,886	79,772		$1,875,041
Lindon G. Robertson		$500,000	$750,000
	11/11/2019(2)						5,584	$262,504
	11/11/2019(3)			4,188	16,752	33,504		$787,512
Guojuan Liao		$330,000	$495,000
	11/11/2019(2)						4,254	$199,981
	11/11/2019(3)			3,191	12,764	25,528		$600,036
David E. Jarzynka		$330,000	$495,000
	11/11/2019(2)						4,520	$212,485
	11/11/2019(3)			3,391	13,562	27,124		$637,550
Jason W. Joseph		$216,681	$325,022
	11/11/2019(2)						3,989	$187,523
	11/11/2019(3)			2,194	8,775	17,550		$412,513
(1)
These grants were made pursuant to a Performance-Based Variable Compensation Plan for fiscal year 2020 and reflect the target and maximum payouts with respect to fiscal year 2020. Payouts at less than target may be awarded if a threshold level of achievement (less than target achievement) of each performance metric is reached.

(2)
Amount shown is the number of time-based RSUs awarded on November 11, 2019. The RSUs will vest at a rate of one-third of the grant per year on November 15, 2020, November 15, 2021 and November 15, 2022.

(3)
Amount shown is the number of performance-based RSUs awarded on November 11, 2019 that may be earned, in part or in full, based on achieving certain three-year performance targets for the period ending September 30, 2022 and reflect threshold, target and maximum number of RSUs eligible to be earned. Any earned RSUs will vest at the end of the three-year period at the later of the date of determination by the Company’s Board of Directors of the achievement attained or November 15, 2022.

Under the fiscal year 2020 Performance-Based Variable Compensation Plan, participants were eligible to receive a cash bonus based on the achievement against corporate financial targets for adjusted gross margin, revenue and adjusted earnings per share, in each case for the fiscal year ended September 30, 2020. On November 5, 2020 the Company’s Board of Directors determined that the Company’s financial performance for the 2020 fiscal year resulted in the following percentages of target bonus being earned: 98.3% for Dr. Schwartz, Mr. Robertson and Mr. Joseph, 79.1% for Dr. Liao and 96.2% for Mr. Jarzynka.
Under the 2020 - 2022 Long-Term Incentive Plan, participants were granted an award of RSUs on November 11, 2019, of which 25% vest based on the passage of time with a continuous service requirement of one-third of the grant per year on November 15, 2020, November 15, 2021 and November 15, 2022 and 75% will be earned based on the achievement of Company financial performance metrics, of which 33% will be earned based on cumulative adjusted operating profit over the three-year period, 33% will be earned based on cumulative free cash flow over the three-year period, and 34% will be earned based on average return on invested capital for the three-year period and if earned will vest on the later of the date the achievement is determined by the Board of Directors or November 15, 2022. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. If the Company’s performance exceeds the target threshold for any metric, the eligible participants could achieve up to 200% of the number of performance-based RSUs.
A discussion of the material terms of the named executive officers’ employment arrangements can be found in the Compensation Discussion and Analysis included elsewhere in this proxy statement.
42 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Outstanding Equity Awards at Fiscal Year End Table
Fiscal Year 2020
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of September 30, 2020. There is no information regarding stock options because none of the named executive officers have been granted any stock options.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Number of Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen S. Schwartz	5,394(1)	$249,526
			46,112(2)	$2,133,141
	16,232(3)	$750,892
			73,043(4)	$3,378,969
	13,295(5)	$615,027
			39,886(6)	$1,845,126
Lindon G. Robertson	2,581(1)	$119,397
			22,067(2)	$1,020,819
	12,012(3)	$555,675
			30,678(4)	$1,419,164
	5,584(5)	$258,316
			16,752(6)	$774,948
Guojuan Liao	5,194(3)	$240,274
			23,374(4)	$1,081,281
	4,254(5)	$196,790
			12,764(6)	$590,463
David E. Jarzynka	1,622(1)	$75,034
			13,871(2)	$641,672
	5,194(3)	$240,274
			23,374(4)	$1,081,281
	4,520(5)	$209,095
			13,562(6)	$627,378
Jason W. Joseph	1,327(1)	$61,387
			11,347(2)	$524,912
	3,570(3)	$165,148
			16,070(4)	$743,398
	3,989(5)	$184,531
			8,775(6)	$405,932
(1)	The unvested units consist of RSUs granted on November 8, 2017, which vest on November 15, 2020.
(2)
The unvested units consist of RSUs granted on November 8, 2017 that will be earned and vest based on achieving certain performance targets measured over the three-year period ended September 30, 2020. On November 5, 2020, the Human Resources and Compensation Committee determined that the Company’s financial performance over this period resulted in 95% of the RSUs being earned and vested.

(3)	The unvested units consist of RSUs granted on November 29, 2018, which vest in two equal installments on November 15, 2020 and on November 15, 2021
(4)
The unvested units consist of RSUs granted on November 29, 2018 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2021.

(5)	The unvested units consist of RSUs granted on November 11, 2019 which vest in three equal installments on November 15, 2020, November 15, 2021 and November 15, 2022.
(6)
The unvested units consist of RSUs granted on November 11, 2019 that will be earned and vest based on achieving certain performance target measured over the three-year period ending September 30, 2022.

BROOKS AUTOMATION – 2020 Proxy Statement 43

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
(7)	The market value is calculated on September 30, 2020 ($46.26), the last business day of the fiscal year. All performance-based awards are valued at target, not maximum.
Stock Vested Table
Fiscal Year 2020
The following table sets forth certain information concerning all vesting of restricted stock units for each named executive officer during the fiscal year ended September 30, 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Stephen S. Schwartz	240,515	$11,282,559
Lindon G. Robertson	108,593	$5,094,098
Guojuan Liao	2,597	$121,825
David E. Jarzynka	73,241	$3,435,735
Jason W. Joseph	60,693	$2,847,109
(1)	The value realized equals the closing price of Common Stock on the vesting dates, multiplied by the number of shares that vested.
Nonqualified Deferred Compensation Table
Fiscal Year 2020
The Company has established a nonqualified deferred compensation plan (“the Plan”) to allow eligible executives and directors to defer a portion of their compensation on a pre-tax basis and receive tax-deferred returns on those deferrals. The Plan is unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An additional feature of the Plan is a supplemental retirement plan, or SERP, in which the Company can choose to make annual contributions to selected executives’ Plan accounts.
Name	Executive Contributions in Last FY(1)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(d)	(e)	(f)
Lindon G. Robertson	$20,440	$45,913	$—	$436,066
Jason W. Joseph	$44,608	$39,375	$—	$473,564
Dr. Schwartz, Mr. Jarzynka, and Dr. Liao are not participants in the Plan.
(1)	Represents contributions to Nonqualified Deferred Compensation Plan (NQDP) during FY20
(2)	Represents NQDP Gains during FY20
(3)	Represents Withdrawals and Distributions during FY20
(4)	Represents total NQDP account balance as of 9/30/20
Pension Benefits
We do not have any qualified or nonqualified defined benefit plans, other than certain plans for international employees. No named executive officer participates in any of those plans.
44 BROOKS AUTOMATION – 2020 Proxy Statement

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS
Post-Employment Benefits
The following table sets forth the estimated payments and benefits that would be provided to each of the Company’s current named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on September 30, 2020, the last trading day of our fiscal year, and using the closing market price of the Company’s stock on that date ($46.26).
Name	Event	Salary & Other Cash Payment	Health Insurance Contribution	Vesting of Stock Awards	Total
Stephen S. Schwartz	Termination Without Cause or for Good Reason	$675,000(1)	$11,852		$$686,852
	Change of Control with Termination	$2,835,000(2)	$27,537	$8,972,682(3)	$11,835,219
Lindon G. Robertson	Termination Without Cause or for Good Reason	$500,000(1)	$16,585		$$516,585
	Change of Control with Termination	$2,000,000(2)	$39,599	$4,148,319(3)	$6,187,918
Guojuan Liao	Termination without Cause or for Good Reason	$0	$11,210		$$11,210
	Change of Control with Termination	$0	$28,453	$2,108,808(3)	$2,137,261
David E. Jarzynka	Termination Without Cause or for Good Reason	$220,000(4)	$16,585		$$236,585
	Change of Control with Termination	$1,540,000(2)	$38,988	$2,874,735(3)	$4,453,723
Jason W. Joseph	Termination Without Cause or for Good Reason	$0	$15,145		$$15,145
	Change of Control with Termination	$0	$35,855	$2,085,308(3)	$2,121,163
(1)
Under the terms of Dr. Schwartz’s employment agreement and the offer letter for Mr. Robertson, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to one year’s current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed each executive received his bonus for the fiscal year). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) one additional year (26 additional bi-weekly payments) or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

(2)
Under the terms of the Change in Control Agreement with each of Dr. Schwartz, Mr. Robertson, and Mr. Jarzynka, if the executive is terminated without cause, or resigns for good reason, within two years following or the six month period prior to a change in control, the executive will be entitled to receive a severance amount equal to two times the sum of the executive’s annual base salary plus the executive’s target annual cash bonus payable in bi-weekly installments over the two-year period. In addition, the executive will be entitled to a lump sum payment equal to the estimated cost of the executive’s continued welfare benefits (health, dental, and life and disability insurance) for a two-year period following termination.

(3)
Under the terms of each named executive officer’s equity award agreement, in the event of a change-in-control, followed by a termination without cause or termination for good reason within one year, all unvested awards would immediately vest, including any performance-based awards that have not yet been earned calculated at the target award amount.

(4)
Under the terms of Mr. Jarzynka’s offer letter entered into in November 2016, if the executive is terminated by the Company without cause, or if he resigns for good reason, the Company shall pay an amount equal to six months of current base salary, paid in bi-weekly payments as severance in salary continuation; an amount equal to the pro rata incentive bonus for the completed portion of the current annual pay period (for purposes of this table, we have assumed the executive received his bonus for the six month period). During the salary continuation period, the Company will continue to pay the employer portion of the cost of the health insurance plans in which the executive was a participant as of the termination date. If he has not found a full-time comparable executive position with another employer during the initial salary continuation period, the Company will extend the bi-weekly salary on a payroll to payroll basis until the earlier to occur of (A) six additional months or (B) the date he secures full-time employment. For purposes of this table we have assumed the executive will find a full-time comparable executive position with another employer during the initial salary continuation period.

BROOKS AUTOMATION – 2020 Proxy Statement 45

CEO PAY RATIO
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the median of the annual total compensation of our employees (excluding our principal executive officer), the annual total compensation of our principal executive officer, President and Chief Executive Officer, Stephen S. Schwartz, and the ratio of these two amounts. The Company’s pay ratio may not be comparable to the pay ratios of other companies given varying workforce composition and pay practices, as well as the flexibility permitted in identifying the median employee.
The Company determined that the 2020 annual total compensation of our median employee as of September 30, 2020 was $54,300 and Dr. Schwartz’s annual total compensation for 2020 was $3,921,639, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 72.1:1.
The Company selected September 30, 2020, the last day of our most recently completed fiscal year, as the effective date used to identify the median employee. As of this date the Company employed approximately 3,252 employees globally. The Company did not elect to make any exclusions as permitted under the SEC’s de minimis rule.
The Company used a Consistently Applied Compensation Measure to identify the median employee based on the sum of base pay/regular wages, overtime and target bonus. The Company elected to include bonus payments given the broad participation rates in these programs across our employee base. Annualized salary rates for full-time employees and hourly pay rates and scheduled hours worked were used as reasonable estimates of salary/wages.
46 BROOKS AUTOMATION – 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth certain information as of September 30, 2020 regarding the shares of our Common Stock available for grant or granted under stock option plans that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders(1)	1,183,009	$36.10	2,012,877(3)
Equity compensation plans not approved by stockholders	0
Total	1,183,009		2,012,877
(1)	Consists of restricted stock units.
(2)	Excludes securities reflected in the first column of the table.
(3)	Includes 859,552 shares available for issuance under our Employee Stock Purchase Plan.
RELATED PARTY TRANSACTIONS
Under existing SEC rules, some transactions, commonly referred to as “related party transactions,” are required to be disclosed to stockholders. Examples of related party transactions include transactions or proposed transactions between us and:
•	an executive officer, director or director nominee;
•	any person who is known to be the beneficial owner of more than 5% of our common stock;
•
any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Under the Nasdaq Stock Market rules we are required to conduct an appropriate review of any such transaction and either the Audit Committee or the independent directors are required to approve the transaction. All related party transactions must also be disclosed in our applicable filings with the SEC as required under SEC rules. Our Audit Committee Charter also requires that members of the Audit Committee approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In addition, the Conflicts of Interest provisions of our Standards of Conduct cover, among other things, all transactions involving our relationships with service providers, suppliers and others. Our policy requires the disclosure of any relationship that could be seen to affect the application of independent and sound judgment of Brooks in connection with relationships with prospective or existing suppliers, contractors, customers, competitors or regulators. In the case of employees this calls for disclosure of any relationship to management. Members of our Board of Directors would normally make this disclosure to the chairman of the board. During fiscal year 2020, we entered into related party transactions with Admera Health, a privately owned advanced molecular diagnostics company, of which our named executive officer, Dr. Liao, owns approximately 17% of the outstanding equity interest. During fiscal year 2020, we commenced a commercial relationship with Admera Health pursuant to which Admera health will provide outsourced gene sequencing and other laboratory services to Brooks, for which we expect to pay Admera Health up to $2,500,000 in fiscal year 2021. Also during fiscal year 2020, we agreed to assume office and laboratory space held by Admera Health in Suzhou, China, including the purchase of certain office and laboratory equipment for a total transfer and sub-lease cost of approximately $286,000 to be paid in fiscal year 2021.
BROOKS AUTOMATION – 2020 Proxy Statement 47

PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 2  ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Officers” including under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices of executive compensation described in this proxy statement. The advisory vote is not a vote on the Company’s compensation practices for non-executive employees or the Company’s Board of Directors.
As described in detail under the heading “Executive Officers-Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific short-term and long-term goals. Please see the “Compensation Discussion and Analysis” for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2020 compensation of our named executive officers.
Our Board of Directors is asking stockholders to provide a non-binding advisory vote that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, included in this proxy statement under the heading “Executive Officers-Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation and the accompanying narrative disclosure, is approved.
The Human Resources and Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.
This vote on the compensation of our named executive officers is advisory, and therefore not binding on the Company, the Human Resources and Compensation Committee or our Board of Directors. Our Board of Directors and our Human Resources and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Human Resources and Compensation Committee and the Board of Directors will evaluate whether any actions are necessary to address those concerns.
We will hold an advisory vote on executive compensation annually, and will ask stockholders to vote on the frequency of those advisory votes every six years. Our next vote on the frequency of advisory votes on executive compensation will be at the 2024 annual meeting of stockholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO APPROVE, ON A
NON-BINDING, ADVISORY BASIS, THE EXECUTIVE COMPENSATION CONTAINED IN THIS
PROXY STATEMENT IS IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS
AND THEREFORE RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2.

48 BROOKS AUTOMATION – 2020 Proxy Statement

PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
General
We are requesting that you vote to approve the Brooks Automation, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), which our Human Resources and Compensation Committee and our Board of Directors have unanimously approved, subject to your approval at our annual meeting of stockholders. The 2020 Plan is intended to replace our 2015 Equity Incentive Plan (the “2015 Plan”), which will be terminated in connection with stockholder approval of the 2020 Plan. The 2020 Plan will allow for the issuance of up to 2,500,000 shares of our common stock pursuant to awards to be granted under the 2020 Plan. In addition, the 2020 Plan will allow up to an additional 300,000 shares to be issued if awards outstanding under the 2015 Plan or our Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) are cancelled or expire on or after the date of the annual meeting of stockholders.
As of November 30, 2020 no options to purchase shares of our common stock were outstanding under the 2015 Plan, 1,068,031 restricted stock units were outstanding under the 2015 Plan and 883,196 shares remained available for future grants. The 2015 Plan will terminate upon stockholder approval of the 2020 Plan and no additional grants will be made. In addition, as of November 30, 2020, no options to purchase shares of our common stock that were issued under the 2000 Plan remained unexercised and 6,645 restricted stock units that were issued under the 2000 Plan were outstanding. The 2000 Plan was terminated on February 4, 2015 in connection with stockholder approval of the 2015 Plan.
As of November 30, 2020, the equity overhang, represented by all awards outstanding plus those available for future grant under the 2015 Plan, was 2.56%. The equity overhang from all awards outstanding and shares available for issuance would be 5.84% assuming approval of the 2020 Plan. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options and vesting of outstanding RSUs plus shares available for future grant divided by (a) common shares outstanding plus (b) shares in the numerator.
The 2020 Plan is being submitted to you for approval at the Annual Meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the 2020 Plan is also required by the Nasdaq Stock Market Listing Standards.
Our Board, the Human Resources and Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2020 Plan will maintain and enhance the key policies and practices adopted by our management, the Human Resources and Compensation Committee and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the adoption of the 2020 Plan is essential to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes approval of the 2020 Plan is in our best interests and those of its stockholders and recommends a vote “FOR” the approval of the 2020 Plan.
The following is a brief summary of the 2020 Plan. This summary is qualified in its entirety by reference to the text of the 2020 Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Material Features of the 2020 Plan.
Eligibility. The 2020 Plan allows us, under the direction of our Human Resources and Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards, restricted stock unit awards, and other stock-based awards to employees, consultants and directors who, in the opinion of the Human Resources and Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The 2020 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2020 Plan. As of November 30, 2020, there were approximately 3,310 individuals eligible to participate. On November 30, 2020, the closing market price per share of our common stock was $72.99, as reported by the Nasdaq Global Market.
Shares Available for Issuance. The 2020 Plan provides for the issuance of up to 2,500,000 shares of our common stock plus up to 300,000 additional shares to be issued if awards outstanding under our 2015 Plan are cancelled or expire on or after the date of the annual meeting of stockholders. Generally shares of common stock reserved for awards under the 2020 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. In addition, shares repurchased by the Company with the proceeds of an option exercise price may not be reissued under the 2020 Plan. The 2020 Plan provides that no participant may receive awards for more than 500,000 shares of common stock in any fiscal year. The aggregate grant date fair value of shares granted
BROOKS AUTOMATION – 2020 Proxy Statement 49

PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
and any other cash compensation paid to any non-employee director in any calendar year may not exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins our Board of Directors.
Stock Options. Stock options granted under the 2020 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term of an option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the incentive stock option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.
Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.
Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the plan administrator and when the applicable restrictions lapse, the grantee will be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but will not be paid prior to and only to the extent that, the restricted stock unit award vests. The holder of restricted stock units does not have the rights and privileges of a regular stockholder, including the ability to vote the restricted stock units.
Other Stock-Based Awards. The 2020 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to phantom stock awards, and stock unit awards. Our Human Resources and Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period. We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards also include performance-based restricted shares and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.
Plan Administration. In accordance with the terms of the 2020 Plan, our Board of Directors is the administrator of the 2020 Plan, except to the extent our Board of Directors delegates its authority to our Human Resources and Compensation Committee. In accordance with the provisions of the 2020 Plan, our Board of Directors has authorized our Human Resources and Compensation Committee to administer the 2020 Plan. The Human Resources and Compensation Committee may delegate part of its authority and powers under the 2020 Plan to one or more of our directors and/or officers, but only the Human Resources and Compensation Committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2020 Plan, our Human Resources and Compensation Committee is authorized to:
•	interpret the provisions of the 2020 Plan and all awards and to make all rules and determinations which it deems necessary or advisable for the administration of the 2020 Plan;
•	determine which employees, directors and consultants will be granted awards;
•	determine the number of shares subject to each award;
•
determine the vesting provisions of each award; provided, however, that except in the case of the death, disability or retirement of a grantee or a change in control of the Company, awards will not vest, and any right of the Company to restrict or reacquire shares subject to an award will not lapse, less than one year from the date of grant and any award subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year, although time-based vesting with respect to an award may accrue over the one-year period; and provided further that, notwithstanding the foregoing, awards may be granted having time-based vesting of less than one year from the date of grant so long as no more than 10% of the shares reserved for issuance under the 2020 Plan may be granted in the aggregate pursuant to such awards, other than awards to non-employee directors paid in lieu of cash fees.

•	determine the termination or cancellation provisions applicable to awards;
50 BROOKS AUTOMATION – 2020 Proxy Statement

PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
•	determine and make any adjustments in the performance criteria included in any performance-based award;
•
adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws or to otherwise facilitate the administration of the 2020 Plan; and

•	determine all other terms and conditions upon which each award may be granted in accordance with the 2020 Plan.
In addition, our Human Resources and Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2020 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that, without the prior approval of our stockholders, options will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award and will not be exchanged for cash.
Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2020 Plan, as to some or all outstanding awards:
•	provide that all outstanding options shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant provide that the grantee’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•
provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

•
with respect to stock grants and in lieu of any of the foregoing, the Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The 2020 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required by the rules of the Nasdaq Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent.
Duration of Plan. The 2020 Plan will expire by its terms on November 5, 2030.
BROOKS AUTOMATION – 2020 Proxy Statement 51

PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
Federal Income Tax Considerations
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2020 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2020 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.
Incentive Stock Options:
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:
With respect to stock grants under the 2020 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary compensation income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares are not subject to a substantial risk of forfeiture. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of the substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which they previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the restricted shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:
The grantee recognizes no income until vested shares are issued pursuant to the terms of the grant. At that time, the grantee must generally recognize ordinary compensation income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

52 BROOKS AUTOMATION – 2020 Proxy Statement

PROPOSAL NO. 3  APPROVAL OF THE 2020 EQUITY INCENTIVE PLAN
New Plan Benefits
The amounts of future grants under the 2020 Plan are not determinable as awards under the 2020 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2020 Plan or the amount or types of any such awards. The value of the awards granted under the 2020 Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the grantees and the extent to which any applicable performance goals necessary for vesting or payment are achieved.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.
BROOKS AUTOMATION – 2020 Proxy Statement 53

AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
To The Stockholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
Management has represented to the Audit Committee that our consolidated financial statements for the fiscal year ended September 30, 2020 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent auditors. It is the Audit Committee that engaged our independent auditors for the year ended September 30, 2020, and the Audit Committee determines annually who shall act as our independent auditors. For the year ended September 30, 2020, the Audit Committee sought and obtained from our stockholders the ratification of their choice of independent auditors. The Audit Committee is seeking similar ratification of their choice of independent auditors for the fiscal year that will end September 30, 2021.
The Audit Committee, in accordance with its charter and recurring meeting agenda, reviewed with the independent auditors the accounting policies and practices critical to our financial statements, the alternative treatments within general accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. The Audit Committee also reviewed the material written communications between management and the independent auditors. The Audit Committee reviewed management’s assessment of the effectiveness of our internal control over financial reporting and also met with the independent auditors, with and without management present, to discuss the independent auditors’ evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee also regularly reviews whether there have been communications to our telephone and electronic hotlines and reviews and monitors the responses to any such communications. All call reports from the independent company that staffs and operates these hotlines are directed in the first instance to, among others, the Chair of the Audit Committee, except where local law requires otherwise. The Audit Committee further reviews whether there have been any changes to our Standards of Conduct and whether any waivers to those standards have been granted. The Audit Committee has discussed with the independent auditors the matters required to be discussed under the applicable requirements of the PCAOB. The Audit Committee has also discussed the results of the internal audit examinations.
As noted under “Board Risk Oversight” above, the Audit Committee operates under the direction of the Executive Committee in helping to assess and address the Company’s business risks. In that process, the Audit Committee reviews with management the process employed by management to conduct a risk assessment survey, and also reviews and discusses with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
Our independent auditors provided the Audit Committee with the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence) which requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the relevant SEC rules with respect to independence of auditors.
Based on its review, the Audit Committee has recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended September 30, 2020, management’s report on its assessment on the effectiveness of internal control over financial reporting as of September 30, 2020, and the independent auditors’ reports be included in our annual report on Form 10-K for the fiscal year ended September 30, 2020. Further, the Audit Committee has determined to engage PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2021.
Respectfully submitted,
Audit Committee:
Alfred Woollacott, III, Chair
Erica McLaughlin
Mark S. Wrighton
54 BROOKS AUTOMATION – 2020 Proxy Statement

INDEPENDENT AUDITOR FEES AND OTHER MATTERS
INDEPENDENT AUDITOR FEES AND OTHER MATTERS
Set forth below are the fees paid by Brooks to its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the fiscal years ended September 30, 2020 and September 30, 2019.
	2020	2019
Audit Fees	$2,895,392	$2,883,879
Audit-Related Fees	$65,000	$15,000
Tax Fees	$260,527	$288,619
All Other Fees	$956	$2,756
Description of Services
Audit Fees: Comprise fees and expenses for professional services rendered in connection with the audit of our financial statements for the fiscal years ended September 30, 2020 and 2019, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years, and for services provided in connection with statutory and regulatory filings or engagements in those years.
Audit-Related Fees: Comprise fees for professional services for assurance and related services reasonably related to the performance of an audit or review in the fiscal years ended September 30, 2020 and 2019. In fiscal year 2020, the Company incurred $65,000 in audit related fees to PwC in connection with SEC filings and technical accounting consultations. In fiscal year 2019, the Company incurred $15,000 in connection with SEC filings.
Tax Fees: Comprise fees for tax compliance, tax advice and tax planning. Tax services encompass a variety of permissible services including international tax compliance, expatriate tax services and tax consulting. For fiscal year 2020, the tax fees included $50,007 for U.S. tax services and the remainder for non-U.S. tax compliance. For fiscal year 2019, the tax fees included $101,358 for U.S. tax services and the remainder for non-U.S. tax compliance.
All Other Fees: Comprise fees for certain web-based accounting research tools paid to PwC in fiscal years 2020 and 2019.
The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining PwC’s independence.
Pre-Approval Policy and Procedures
The Audit Committee’s charter sets forth the Audit Committee’s obligations relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The charter provides that we will not engage our independent registered public accounting firm to provide audit or non-audit services unless the service is pre-approved by the Audit Committee. In addition, we will not engage any other accounting firm to provide audit services unless such services are pre-approved by the Audit Committee.
In connection with the foregoing, the Audit Committee may approve specific services in advance. In addition, from time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval of types of services is detailed as to the particular service or type of service to be provided and is also generally subject to a maximum dollar amount.
The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
BROOKS AUTOMATION – 2020 Proxy Statement 55

PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4  RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021, and stockholders are asked to ratify the selection at the Annual Meeting. The Audit Committee has considered and determined that PwC has no commercial relationship with the Company that would impair its independence in the next fiscal year. Representatives of PwC will be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. We do not expect the representatives to make any statements apart from responding to inquiries. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. An affirmative vote of a majority of the votes cast affirmatively or negatively is required to approve this Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF BROOKS AND OUR STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.
OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers and directors are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year ended September 30, 2020, we believe that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during our fiscal year ended September 30, 2020 with the exception of a Form 4 filed on behalf of director and executive officer Stephen S. Schwartz and executive officers Lindon G. Robertson, David E. Jarzynka, Guojuan Liao, David C. Gray, William T. Montone, Jason W. Joseph, and David F. Pietrantoni on November 22, 2019 for a transaction that occurred on November 15, 2019 and a Form 4 filed on behalf of former director A. Clinton Allen on January 2, 2020 for a transaction that occurred on December 20, 2019.
Standards of Conduct
Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market rules, we have adopted Standards of Conduct that apply to all officers, directors and employees, covering a wide range of matters, including finance and accounting standards specifically applicable to our senior financial officers related to the protection of the integrity of our financial records and reports. A copy of our Standards of Conduct is publicly available on our website at www.brooks.com. If we make any substantive amendment to the Standards of Conduct or grant any waiver, including any implicit waiver, from a provision thereof to the persons covered by the Standards of Conduct, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on the above-named website or in a Current Report on Form 8-K.
Stockholder Proposals and Recommendations For Director
Proposals which stockholders intend to present at our 2022 annual meeting of stockholders and wish to have included in our proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than August 17, 2021. If a proponent fails to notify us by October 31, 2021 of a non-Rule 14a-8 stockholder proposal which it intends to submit at our 2022 annual meeting of stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the person named in each proxy to vote with respect to such matter.
Stockholders may make recommendations to the Nominating and Governance Committee of candidates for its consideration as nominees for director by submitting the name and qualifications of such person to the Nominating and Governance Committee. These recommendations and any proposals for inclusion in the proxy statement for the 2022 annual meeting of stockholders should be sent to the Nomination and Governance Committee c/o Board of Directors, Brooks Automation, Inc. at our principal executive offices, 15 Elizabeth Drive, Chelmsford, MA 01824.
56 BROOKS AUTOMATION – 2020 Proxy Statement

OTHER MATTERS
Nominations for directors in connection with the 2022 annual meeting of stockholders should be received by the Company no later than October 28, 2021. Any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Governance Committee’s charter and in accordance with our Stockholder Nomination process and our Corporate Governance Guidelines, each of which is available on our website. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of our Common Stock for at least one year.
Voting Results
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Current Report on Form 8-K, then we will file an amendment to the Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can also request prompt delivery of a copy of this proxy statement. All such requests should be made in writing to our Investor Relations department at the following address: Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, MA 01824 or by telephone at the following number: (978) 262-2400.
Material Not Incorporated by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by us under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled “Audit Committee Report,” and “Human Resources and Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
Annual Report on Form 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as filed with the SEC are being made available to our stockholders of record with this proxy statement and are available to stockholders without charge upon written request addressed to Investor Relations, Brooks Automation, Inc., 15 Elizabeth Drive, Chelmsford, Massachusetts 01824. It is also available at our website www.brooks.com.

IT IS IMPORTANT THAT PROXIES BE AUTHORIZED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE OR PROMPTLY SUBMIT
A PROXY BY TELEPHONE OR THE INTERNET.

BROOKS AUTOMATION – 2020 Proxy Statement 57

Appendix A
Reconciliation of Non-GAAP to GAAP Financial Measures Used in Proxy Statement –
Use of Non-GAAP Financial Measures
Brooks Automation, Inc. (the “Company”) supplements its financial measures under U.S. generally accepted accounting principles, or GAAP, with certain non-GAAP financial measures to provide stockholders a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for GAAP measures. These measures should always be considered in conjunction with appropriate GAAP measures.
A reconciliation of the non-GAAP measures of Adjusted Gross Margin, Adjusted EPS and Adjusted Operating Income to Gross Profit Margin, Diluted EPS and Operating Profit, respectively, the most comparable GAAP measure to each non-GAAP measure is included below. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets. Amounts presented in the tables below are in millions, except per share amounts.
($ in millions, except EPS)
	FY 2017	FY 2018	FY 2019	FY 2020
Revenue	527	632	781	897
GAAP gross profit	199	246	316	380
Merger and acquisition costs	1	2	0	—
Amortization expense	4	5	10	11
Other Special Charges	—	—	0	0
Non-GAAP gross profit	203	253	327	391
Gross profit margin	38%	39%	41%	42%
Non-GAAP gross profit margin	39%	40%	42%	44%

GAAP operating expenses	(185)	(215)	(270)	(302)
Merger and acquisition costs	8	7	7	1
Amortization expense	13	19	25	31
Restructuring and related charges	3	1	2	1
Other Special Charges	—	—	—	—
Non-GAAP operating expenses	(160)	(188)	(237)	(269)

GAAP operating profit	14	31	46	78
Non-GAAP operating profit	43	65	90	122
Operating profit margin	3%	5%	6%	9%
Non-GAAP operating profit margin	8%	10%	12%	14%
BROOKS AUTOMATION – 2020 Proxy Statement A-1

($ in millions, except EPS)
	FY 2017	FY 2018	FY 2019	FY 2020
GAAP net income	11	68	10	65
Merger and acquisition costs	9	9	7	1
Amortization expense	17	24	35	42
Restructuring and related charges	3	1	2	2
Other Special Charges	(1)	(0)	—	—
Loss on extinguishment of debt	—	—	14	—
Tax related adjustments	(4)	(44)	2	(4)
Tax effect of adjustments	(3)	(13)	(14)	(13)
Non-GAAP net income	31	45	55	93
Diluted earnings per share	0.15	0.95	0.13	0.88
Non-GAAP diluted earnings per share	0.44	0.64	0.76	1.26

Diluted shares outstanding	70.5	71.3	72.4	73.9
	FY 2019	FY 2020
Life Sciences Business
Revenue	$334	$389
Gross profit	135	172
Merger and acquisition costs	—	—
Amortization expense	7	8
Other special charges	—	—
Non-GAAP gross profit	141	180
Gross profit margin	40%	44%
Non-GAAP gross profit margin	42%	46%
Operating expenses	(121)	(142)
Operating profit	14	30
Non-GAAP operating profit	20	38
Operating profit margin	4%	8%
Non-GAAP operating profit margin	6%	10%
A-2 BROOKS AUTOMATION – 2020 Proxy Statement

	FY 2019	FY 2020
Life Sciences Products
Revenue	$119	$130
GAAP gross profit	44	56
Merger and acquisition costs	—	—
Amortization expense	1	1
Other special charges	—	—
Non-GAAP gross profit	45	57
Gross profit margin	37%	43%
Non-GAAP gross profit margin	38%	44%
Operating expenses	(47)	(48)
GAAP operating profit (loss)	(3)	8
Non-GAAP operating profit (loss)	(2)	9
Operating profit margin	-3%	6%
Non-GAAP operating profit margin	-2%	7%
	FY 2019	FY 2020
Life Sciences Services
Revenue	$215	$259
GAAP gross profit	91	116
Merger and acquisition costs	—	—
Amortization expense	6	7
Other special charges	—	—
Non-GAAP gross profit	97	123
Gross profit margin	42%	45%
Non-GAAP gross profit margin	45%	48%
Operating expenses	(74)	(95)
GAAP operating profit	17	22
Non-GAAP operating profit	22	29
Operating profit margin	8%	8%
Non-GAAP operating profit margin	10%	11%
BROOKS AUTOMATION – 2020 Proxy Statement A-3

Appendix B
2020 Equity Incentive Plan
BROOKS AUTOMATION, INC.

2020 EQUITY INCENTIVE PLAN
1.	DEFINITIONS.
Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Brooks Automation, Inc. 2020 Equity Incentive Plan, have the following meanings:
“Administrator” means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
“Affiliate” means a corporation or other entity which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
“Agreement” means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan in such form as the Administrator shall approve.
“Board of Directors” means the Board of Directors of the Company.
“Cause” means, with respect to a Participant (a) the willful failure to perform, or serious negligence in the performance of, the Participant’s duties and responsibilities for the Company or any of its subsidiaries that remains uncured, or continues, beyond the fifteenth (15th) day following the date on which the Company gives the Participant notice specifying in reasonable detail the nature of the failure or negligence; (b) fraud, embezzlement or other dishonesty with respect to the Company or any of its subsidiaries or customers; (c) conviction of, or a plea of guilty or nolo contendere with respect to, a felony or to any crime (whether or not a felony) that involves moral turpitude; or (d) breach of fiduciary duty or violation of any covenant of confidentiality, assignment of rights to intellectual property, non-competition or non-solicitation of customers or employees; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
“Change in Control” means the occurrence of any of the following events:
(i)
Any Person acquires beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of thirty-five (35%) percent or more of either (x) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that for purposes hereof the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) any Business Combination (but except as provided in subclause (iii) below a Business Combination may nevertheless constitute a Change in Control under subclause (iii)); and provided further, that an acquisition by a Person of thirty-five percent (35%) percent or more but less than fifty (50%) percent of the Outstanding Company Common Stock or of the combined voting power of the Outstanding Company Voting Securities shall not constitute a Change in Control under this subclause (i) if within fifteen (15) days of the Board of Directors being advised that such ownership level has been reached, a majority of the “Incumbent Directors” (as hereinafter defined) then in office adopt a resolution approving the acquisition of that level of securities ownership by such Person; or

(ii)
Individuals who, as of the date of grant, constituted the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided, that any individual who becomes a member of the Board of Directors subsequent to the date of grant and whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)
There is consummated a reorganization, merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (x) the Persons who were the beneficial owners, respectively, of the Outstanding Company

BROOKS AUTOMATION – 2020 Proxy Statement B-1

Common Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and of the combined voting power of the Outstanding Company Voting Securities, as the case may be, (y) unless in connection with such Business Combination a majority of the Incumbent Directors then in office determine that this clause (iii) does not apply to such Business Combination, no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five (35%) percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the Board of Directors resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.
(iv)
The stockholders of the Company approve a complete liquidation or dissolution of the Company; provided, that if any payment or benefit payable hereunder upon or following a Change in Control would be required to comply with the limitations of Section 409A(a)(2)(A)(v) of the Code in order to avoid an additional tax under Section 409A of the Code, such payment or benefit shall be made only if such Change in Control constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s assets in accordance with Section 409A of the Code,

“Code” means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
“Committee” means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
“Common Stock” means shares of the Company’s common stock, $.01 par value per share.
“Company” means Brooks Automation, Inc., a Delaware corporation.
“Consultant” means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
“Corporate Transaction” means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.
“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.
“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share of Common Stock means:
(1)
If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)
If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)
If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

B-2 BROOKS AUTOMATION – 2020 Proxy Statement

“ISO” means an option intended to qualify as an incentive stock option under Section 422 of the Code.
“Non-Qualified Option” means an option which is not intended to qualify as an ISO.
“Option” means an ISO or Non-Qualified Option granted under the Plan.
“Participant” means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.
“Performance Based Award” means a Stock Grant or Stock-Based Award that vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
“Performance Goals” means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
“Person” means any individual, entity or other person, including a group within the meaning of Sections 13(d) or 14(d) (2) of the Exchange Act.
“Plan” means this Brooks Automation, Inc. 2020 Equity Incentive Plan.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
“Stock Grant” means a grant by the Company of Shares under the Plan.
“Stock Right” means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.	PURPOSES OF THE PLAN.
The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.	SHARES SUBJECT TO THE PLAN.
(a)
The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 2,500,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s Amended and Restated 2000 Equity Incentive Plan or the Company’s 2015 Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after January 26, 2021 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of this Plan, all of which Shares are eligible to be issued as ISOs; provided, however, that no more than 300,000 Shares shall be added to the Plan pursuant to subsection (ii).

(b)
If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be

BROOKS AUTOMATION – 2020 Proxy Statement B-3

the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.
4.	ADMINISTRATION OF THE PLAN.
The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)	Determine which Employees, directors and Consultants shall be granted Stock Rights;
(c)
Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year; and provided further that in no event shall the aggregate grant date fair value (determined in accordance with ASC 718) of Stock Rights to be granted and any other cash compensation paid to any non-employee director in any calendar year, exceed $750,000, increased to $1,000,000 in the year in which such non-employee director initially joins the Board of Directors;

(d)
Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares and except in the case of (i) death, disability or retirement of the Participant or (ii) a Change in Control, Stock Rights shall not vest, and any right of the Company to restrict or reacquire Shares subject to a Stock Grant shall not lapse, less than one (1) year from the date of grant and any Stock Right subject to the satisfaction of Performance Goals over a performance period shall be subject to a performance period of not less than one year, provided that any time-based vesting with respect to such Stock Right or Stock Grant may accrue incrementally pursuant to the terms of such Stock Right or Stock Grant over such one-year period; and provided further that, notwithstanding the foregoing, Stock Rights may be granted having time-based vesting of less than one (1) year from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 25 of this Plan) may be granted in the aggregate pursuant to such awards, other than Stock Rights granted to non-employee directors paid in lieu of cash fees;

(e)
Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f)	Determine and make any adjustments in the Performance Goals included in any Performance Based Awards in compliance with (d) above; and
(g)
Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.
B-4 BROOKS AUTOMATION – 2020 Proxy Statement

5.	ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.	TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)
Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.
(iii)
Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)
Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and
B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.
(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
(b)
ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.
(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:
A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

BROOKS AUTOMATION – 2020 Proxy Statement B-5

(iii)	Term of Option: For Participants who own:
A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(i)
Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(ii)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and
(iii)
Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(iv)
Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.
The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.	PERFORMANCE BASED AWARDS.
The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance Based Award. No Performance Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.
10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price
B-6 BROOKS AUTOMATION – 2020 Proxy Statement

in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.
Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
12.	RIGHTS AS A SHAREHOLDER.
No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.
13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.
By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.
BROOKS AUTOMATION – 2020 Proxy Statement B-7

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(ii)
Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(iii)
The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(iv)
Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(v)
A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(vi)
Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:
(i)	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(ii)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement:
(i)
A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability;

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability;

B-8 BROOKS AUTOMATION – 2020 Proxy Statement

(iii)
A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option; and

(iv)
The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination).

If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Option Agreement:
(i)
In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death;

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death; and

(iii)
If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.
In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.
20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(i)
All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(ii)
Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a

BROOKS AUTOMATION – 2020 Proxy Statement B-9

Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.
21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.
23.	PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(i)
The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(ii)	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
25.	ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.
(a)
Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are

B-10 BROOKS AUTOMATION – 2020 Proxy Statement

distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)
Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
(c)
Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)
Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and Change in Control and, subject to Paragraph 4, its determination shall be conclusive.

(e)
Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

BROOKS AUTOMATION – 2020 Proxy Statement B-11

26.	ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
27.	FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
28.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs
The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.
29.	WITHHOLDING.
In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.
30.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
31.	TERMINATION OF THE PLAN.
The Plan will terminate on November 5, 2030, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.
32.	AMENDMENT OF THE PLAN AND AGREEMENTS.
The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, at any time when the exercise price of such Option is above the fair market value of a share, the Administrator
B-12 BROOKS AUTOMATION – 2020 Proxy Statement

may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option of Common Stock in exchange for (i) a replacement option having a lower exercise price, (ii) a Stock Grant, (iii) any other Stock-Based Award or (iv) for cash. In addition, the Administrator shall not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 32 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.
33.	EMPLOYMENT OR OTHER RELATIONSHIP.
Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
34.	SECTION 409A.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise
35.	INDEMNITY.
Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.
36.	CLAWBACK.
Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.
37.	GOVERNING LAW.
This Plan shall be construed and enforced in accordance with the law of the State of Delaware.
Approved by Brooks Automation, Inc. stockholders on [    ], 2020.
BROOKS AUTOMATION – 2020 Proxy Statement B-13

Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

BROOKS AUTOMATION, INC.
15 ELIZABETH DRIVE
CHELMSFORD, MA 01824
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on January 23, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRKS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 25, 2021 for shares held directly and by 11:59 p.m. Eastern Time on January 23, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D27962-P47497

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BROOKS AUTOMATION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robyn C. Davis
02) Joseph R. Martin
03) Erica J. McLaughlin
04) Krishna G. Palepu
05) Michael Rosenblatt
06) Stephen S. Schwartz
07) Alfred Woollacott, III
08) Mark S. Wrighton
09) Ellen M. Zane

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

	For	Against	Abstain
2. To approve by a non-binding advisory vote the compensation of the Company's named executive officers.	☐	☐	☐
3. To approve the Company's 2020 Equity Incentive Plan.	☐	☐	☐
4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the 2021 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The 2021 Annual Meeting of Stockholders of Brooks Automation, Inc. will be held on January 26, 2021 at 10:00 a.m., Eastern Time, virtual meeting, for the matters stated on the reverse side.

The Board of Directors has fixed December 9, 2020 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the virtual only Annual Meeting. To ensure your representation at the virtual only Annual Meeting and to authorize your proxy, however, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-paid envelope is enclosed for that purpose) as promptly as possible.

Any stockholder attending the virtual only Annual Meeting may vote in person even if that stockholder has previously returned a Proxy Card.

By order of the Board of Directors

Jason W. Joseph

Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Annual Report on Form 10-K, and Shareholder Letter are available at www.proxyvote.com.

D27963-P47497

Stephen S. Schwartz and Lindon G. Robertson, or either of them, with full power to act alone, each with the power of substitution, are hereby appointed attorneys and proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Brooks Automation, Inc. to be held on January 26, 2021, or at any postponement or adjournment thereof. All previous proxies granted by the undersigned with respect to such meeting are hereby revoked. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BROOKS AUTOMATION, INC. BOARD OF DIRECTORS.

YOU ARE URGED TO PROMPTLY AUTHORIZE YOUR PROXY BY FOLLOWING THE VOTING INSTRUCTIONS, SO THAT IF YOU ARE UNABLE TO ATTEND THE VIRTUAL ONLY ANNUAL MEETING THE SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ONLY ANNUAL MEETING.

Continued and to be signed on reverse side

"GRAPHICS TO COME"